SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 3, 2000

                            PACIFIC CAPITAL BANCORP
            (Exact name of registrant as specified in its charter)



       California                    0-11113                   95-3673456
----------------------------     -----------------     ------------------------
(State or other Jurisdiction     (Commission File          (I.R.S. Employer
    of Incorporation or               Number)            Identification Number)
      Organization)


                          200 East Carrillo Street
                       Santa Barbara, California 93101
-----------------------------------------------------------------------------
                  (Address of principal executive offices)


                               (805) 564-6298
-----------------------------------------------------------------------------
            (Registrant's telephone number, including area code)

Item 5.   Other Events.

      On February 3, 2000, Pacific Capital Bancorp, Santa Barbara, California (the "Company"), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with San Benito Bank providing for the acquisition of San Benito Bank by the Company. The Company's acquisition of San Benito Bank will be accomplished by virtue of the merger of a newly formed acquisition subsidiary of the Company with and into San Benito Bank (the "Merger"). Completion of the Merger is subject to a number of terms and conditions, including the receipt of all required regulatory approvals and the approval of the shareholders of San Benito Bank. As a result of the Merger, shareholders of San Bentio Bank who do not dissent from the Merger will become shareholders of the Company. A copy of the Reorganization Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

      In connection with the Reorganization Agreement, the Company and San Benito Bank have entered into a Stock Option Agreement in favor of the Company. A copy of the Stock Option Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

      A copy of the Company's press release announcing execution of the Reorganization Agreement with San Benito Bank is attached as Exhibit 99.1 to this Current Report on Form 8-K.

      On January 20, 2000, the Company issued a press release announcing its 1999 year end earnings, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

      Forward-Looking Statements

      Certain statements contained in this report that are not historical facts including, but not limited to, statements that can be identified by the use of forward-looking terminology such as "may", "will", "expect", "anticipate", "predict", "plan", "estimate" or "continue" or the negative thereof or other variations thereon, or comparable terminology, are forward-looking statements within the meaning of the Private Security Litigation Reform Act of 1995, that involve a number of risks and uncertainties. The actual results of the future events described in such forward-looking statements in this report may differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are the risks and uncertainties set forth from time to time in the company's periodic reports, filings and other public statements.

Item 7.   Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

            Not Applicable.

(b) Pro forma financial information.

            Not Applicable.

(c)   Exhibits:

      The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

      Exhibit 2.1 Agreement and Plan of Reorganization, dated as of February 3, 2000, by and between Pacific Capital Bancorp and San Benito Bank.

      Exhibit 10.1 Stock Option Agreement, dated as of March 2, 2000, by San Benito Bank in favor of Pacific Capital Bancorp.

      Exhibit 99.1 Press release, dated February 3, 2000, titled "Pacific Capital Bancorp Signs Merger Agreement with San Benito Bank."

      Exhibit 99.2 Press release, dated January 20, 2000, titled "Pacific Capital Bancorp Announces 1999 Record Earnings."



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PACIFIC CAPITAL BANCORP
                                    (Registrant)


Date: March 7, 2000                 By: /s/ Donald Lafler
                                       ---------------------------------------
                                    Name: Donald Lafler
                                    Title:Chief Financial Officer

                               INDEX TO EXHIBITS

Item                                Description

2.1 Agreement and Plan of Reorganization, dated as of February 3, 2000, by and between Pacific Capital Bancorp and San Benito Bank.

10.1 Stock Option Agreement, dated as of March 2, 2000, by San Benito Bank in favor of Pacific Capital Bancorp.

99.1 Press Release, dated February 3, 2000, titled "Pacific Capital Bancorp Signs Merger Agreement with San Benito Bank."

99.2 Press Release, dated January 20, 2000, titled "Pacific Capital Bancorp Announces 1999 Record Earnings."

                                  Exhibit 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                            PACIFIC CAPITAL BANCORP


                                      AND

                                SAN BENITO BANK






                         Dated as of February 3, 2000

                               TABLE OF CONTENTS

ARTICLE I.
      ACQUISITION OF SAN BENITO BY PACIFIC...................................2
      SECTION 1.01  Merger of Newco with and into San Benito.................2
      SECTION 1.02  Effective Date...........................................2
      SECTION 1.03  Effects of the Merger....................................2
      SECTION 1.04  Conversion of San Benito Common Stock....................2
      SECTION 1.05  Stock Options............................................4
      SECTION 1.06  Exchange Procedures; Surrender of Common Certificates....5
      SECTION 1.07 Articles and Bylaws.......................................6
      SECTION 1.08 Directors.................................................6
      SECTION 1.09 Tax Consequences..........................................7
      SECTION 1.10 Employee Benefits.........................................7
      SECTION 1.11 Severance Payments........................................7
      SECTION 1.12 Stock Option Agreement....................................7
      SECTION 1.13 Access; Due Diligence.....................................7

ARTICLE II.
      THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE DATE...................8
      SECTION 2.01 Time and Place of the Closing and Closing Date............8
      SECTION 2.02 Actions to be Taken at the Closing by San Benito..........8
      SECTION 2.03 Actions to be Taken at the Closing by Pacific............10

ARTICLE III.
      REPRESENTATIONS AND WARRANTIES OF SAN BENITO..........................11
      SECTION 3.01 Organization and Qualification...........................11
      SECTION 3.02 Capitalization...........................................12
      SECTION 3.03 Execution and Delivery...................................12
      SECTION 3.04 Consents and Approvals...................................12
      SECTION 3.05 Financial Statements.....................................13
      SECTION 3.06 Investments..............................................13
      SECTION 3.07 List of Loans............................................14
      SECTION 3.08 Title to Assets..........................................14
      SECTION 3.09 Deposit Summary..........................................14
      SECTION 3.10 Undisclosed Liabilities..................................14
      SECTION 3.11 Litigation...............................................15
      SECTION 3.12 Compliance with Laws, Permits and Instruments............15
      SECTION 3.13 Community Reinvestment Act...............................16
      SECTION 3.14 Fair Housing Act Home Mortgage Disclosure Act
                  and Equal Credit Opportunity Act..........................16
      SECTION 3.15 Usury Laws and Other Consumer Compliance Laws............16
      SECTION 3.16 Bank Secrecy Act.........................................16
      SECTION 3.17 Absence of Certain Changes or Events.....................16
      SECTION 3.18 Leases, Contracts and Agreements.........................19
      SECTION 3.19 Taxes....................................................19
      SECTION 3.20 Insurance................................................20
      SECTION 3.21 No Adverse Change........................................21
      SECTION 3.22 Patents, Trademarks and Copyrights.......................21
      SECTION 3.23 Transactions with Certain Persons and Entities...........21


                                     (i)

      SECTION 3.24 Evidences of Indebtedness................................21
      SECTION 3.25 Condition of Assets......................................22
      SECTION 3.26 Environmental Compliance.................................22
      SECTION 3.27 Regulatory Compliance....................................22
      SECTION 3.28 Periodic Reports.........................................23
      SECTION 3.29 Absence of Certain Business Practices....................23
      SECTION 3.30 Registration Statement; Proxy Statement/Prospectus.......23
      SECTION 3.31 Dissenting Shareholders..................................24
      SECTION 3.32 Pooling of Interests.....................................24
      SECTION 3.33 Books and Records........................................24
      SECTION 3.34 Forms of Instruments, Etc................................24
      SECTION 3.35 Fiduciary Responsibilities...............................24
      SECTION 3.36 Guaranties...............................................24
      SECTION 3.37 Voting Trust or Buy-Sell Agreements......................24
      SECTION 3.38 Employee Relationships...................................24
      SECTION 3.39 Employee Benefit Plans...................................25
      SECTION 3.40 Interest Rate Risk Management Instruments................28
      SECTION 3.41 Representations Not Misleading...........................29

ARTICLE IV.
      REPRESENTATIONS AND WARRANTIES OF PACIFIC.............................29
      SECTION 4.01 Organization and Qualification...........................29
      SECTION 4.02 Capitalization...........................................30
      SECTION 4.03 Execution and Delivery...................................30
      SECTION 4.04 Compliance with Laws, Permits and Instruments............31
      SECTION 4.05 Financial Statements.....................................31
      SECTION 4.06 Undisclosed Liabilities..................................32
      SECTION 4.07 Litigation...............................................32
      SECTION 4.08 Consents and Approvals...................................32
      SECTION 4.09 Taxes....................................................32
      SECTION 4.10 No Adverse Change........................................33
      SECTION 4.11 Regulatory Compliance....................................33
      SECTION 4.12 Securities and Exchange Commission Reports...............33
      SECTION 4.13 Registration Statement; Proxy Statement/Prospectus.......34
      SECTION 4.14 Representations Not Misleading...........................34
      SECTION 4.15 Title to Assets..........................................34
      SECTION 4.16 Community Reinvestment Act...............................35
      SECTION 4.17 Fair Housing Act Home Mortgage Disclosure Act
                  and Equal Credit Opportunity Act..........................35
      SECTION 4.18 Usury Laws and Other Consumer Compliance Laws............35
      SECTION 4.19 Bank Secrecy Act.........................................35
      SECTION 4.20 Leases, Contracts and Agreements.........................35
      SECTION 4.21 Pooling of Interests.....................................36
      SECTION 4.22 Books and Records........................................36
      SECTION 4.23 Employee Relationships...................................36
      SECTION 4.24 Employee Benefit Plans...................................37
      SECTION 4.25 Interest Rate Risk Management Instruments................38
      SECTION 4.26 Environmental Compliance.................................38




                                     (ii)

ARTICLE V.
      COVENANTS OF SAN BENITO...............................................39
      SECTION 5.01  Best Efforts............................................39
      SECTION 5.02  Merger Agreement........................................39
      SECTION 5.03  Submission of Merger to Shareholders....................39
      SECTION 5.04  Information for Applications and Statements.............40
      SECTION 5.05  Required Acts of San Benito.  ..........................40
      SECTION 5.06  Prohibited Acts of San Benito.  ........................41
      SECTION 5.07  Access; Pre-Closing Investigation.......................44
      SECTION 5.08  Director and Committee Meetings.........................44
      SECTION 5.09  Additional Financial Statements.  ......................45
      SECTION 5.10  Untrue Representations..................................45
      SECTION 5.11  Litigation and Claims...................................45
      SECTION 5.12  Adverse Changes.........................................45
      SECTION 5.13  No Negotiation with Others..............................45
      SECTION 5.14  Consents and Approvals..................................46
      SECTION 5.15  Environmental Investigation; Right toTerminate Agreement46
      SECTION 5.16  Restrictions on Resales.................................47
      SECTION 5.17  Shareholder Lists.......................................47
      SECTION 5.18  Employee Pension Plans..................................47
      SECTION 5.19  Employee Welfare Benefit Plans..........................47
      SECTION 5.20  San Benito Stock Option Plans...........................48
      SECTION 5.21  Director Voting.........................................48
      SECTION 5.22  Dividends...............................................48
      SECTION 5.23  Non-Compete Agreements..................................48
      SECTION 5.24  Pooling of Interests Accounting Treatment...............48
      SECTION 5.25  Disclosure Schedules....................................48
      SECTION 5.26  Additional Accruals and Reserves........................49

ARTICLE VI.
      COVENANTS OF PACIFIC..................................................49
      SECTION 6.01 Best Efforts.............................................49
      SECTION 6.02 Incorporation and Organization of Newco..................49
      SECTION 6.03 Merger Agreement.........................................49
      SECTION 6.04 Regulatory Approvals and Registration Statement..........49
      SECTION 6.05 Information for Applications and Statements..............50
      SECTION 6.06 Acts of Newco.  .........................................50
      SECTION 6.07 Prohibited Acts of Pacific.  ............................50
      SECTION 6.08 Access; Pre-Closing Investigation........................51
      SECTION 6.09 Untrue Representations...................................51
      SECTION 6.10 Litigation and Claims....................................51
      SECTION 6.11 Adverse Change...........................................51
      SECTION 6.12 Consents and Approvals...................................52
      SECTION 6.13 Stock Options............................................52
      SECTION 6.14 Director and Officer Liability Insurance.................52
      SECTION 6.15 Conduct of Business in the Ordinary Course...............52
      SECTION 6.16 Pooling of Interests Accounting Treatment................53
      SECTION 6.17 Disclosure Schedules.....................................53
      SECTION 6.18 Assumption of Obligations................................53



                                    (iii)

ARTICLE VII.
      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SAN BENITO.................53
      SECTION 7.01 Compliance with Representations, Warranties andAgreements53
      SECTION 7.02 Shareholder Approval.....................................53
      SECTION 7.03 Government and Other Approvals...........................54
      SECTION 7.04 No Litigation............................................54
      SECTION 7.05 Delivery of Closing Documents............................54
      SECTION 7.06 Receipt of Fairness Opinion..............................54
      SECTION 7.07 Receipt of Pooling Opinions..............................54
      SECTION 7.08 Registration Statement...................................55
      SECTION 7.09 Federal Tax Opinion......................................55
      SECTION 7.10 Accounting Treatment.....................................55
      SECTION 7.11 No Material Adverse Change...............................55

ARTICLE VIII.
      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PACIFIC....................55
      SECTION 8.01 Compliance with Representations, Warranties andAgreements56
      SECTION 8.02 Shareholder Approvals....................................56
      SECTION 8.03 Government and Other Approvals...........................56
      SECTION 8.04 No Litigation............................................56
      SECTION 8.05 Delivery of Closing Documents............................57
      SECTION 8.06 Receipt of Shareholder Letters...........................57
      SECTION 8.07 Dissenting Shareholders..................................57
      SECTION 8.08 Receipt of Pooling Opinions..............................57
      SECTION 8.09 Registration Statement...................................57
      SECTION 8.10 Federal Tax Opinion......................................57
      SECTION 8.11 Accounting Treatment.....................................58
      SECTION 8.12 No Material Adverse Change...............................58

ARTICLE IX.
      EXPENSES, TERMINATION AND ABANDONMENT.................................58
      SECTION 9.01 Expenses.................................................58
      SECTION 9.02 Termination..............................................59
      SECTION 9.03 Notice of Termination....................................61
      SECTION 9.04 Effect of Termination....................................61

ARTICLE X.
      NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................61
      SECTION 10.01 Nonsurvival of Representations and Warranties...........61

ARTICLE XI.
      CONFIDENTIAL INFORMATION..............................................61
      SECTION 11.01 Definition of "Recipient," "Disclosing Party,"
                    "Representative" and "Person"...........................61
      SECTION 11.02 Definition of "Subject Information".....................61
      SECTION 11.03 Confidentiality.........................................62
      SECTION 11.04 Securities Law Concerns.................................62
      SECTION 11.05 Return of Subject Information...........................62
      SECTION 11.06 Specific Performance/Injunctive Relief..................62

ARTICLE XII.
      MISCELLANEOUS.........................................................63


                                     (iv)

      SECTION 12.01 Brokerage Fees and Commissions..........................63
      SECTION 12.02 Entire Agreement........................................63
      SECTION 12.03 Further Cooperation.....................................63
      SECTION 12.04 Severability............................................63
      SECTION 12.05 Notices.................................................64
      SECTION 12.06 Governing Law...........................................65
      SECTION 12.07 Multiple Counterparts...................................65
      SECTION 12.08 Certain Definitions.....................................65
      SECTION 12.09 Specific Performance....................................67
      SECTION 12.10 Attorneys' Fees and Costs...............................67
      SECTION 12.11 Rules of Construction...................................67
      SECTION 12.12 Binding Effect; Assignment..............................67
      SECTION 12.13 Public Disclosure.......................................67
      SECTION 12.14 Extension; Waiver.......................................68
      SECTION 12.15 Amendments..............................................68


                                   EXHIBITS

Exhibit "A"             -     Agreement and Plan of Merger
-----------
Exhibit "B"             -     San Benito Option Agreement
-----------
Exhibit "C"             -     Opinion Matters of Counsel to San Benito
-----------
Exhibit "D"             -     Opinion Matters of Counsel to Pacific
-----------
Exhibit "E"             -     Form of Shareholder Letter
-----------
Exhibit "F"             -     Persons to Deliver Non-Compete Agreements
-----------
Exhibit "G"             -     Form of Non-Compete Agreement
-----------
Exhibit "H"             -     Form of Lessor Estoppel Certificate
-----------
Exhibit "I"             -     Form of Sublessor Estoppel Certificate
-----------



                                     (v)

                     AGREEMENT AND PLAN OF REORGANIZATION


      This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 3rd day of February, 2000, by and between PACIFIC CAPITAL BANCORP, a California corporation and registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal offices in Santa Barbara, California ("Pacific"), and SAN BENITO BANK, a California banking corporation with its principal offices in Hollister, California ("San Benito").


                             W I T N E S S E T H:

      WHEREAS, Pacific is a California corporation duly organized and existing under the laws of the State of California; and

      WHEREAS, San Benito is a California banking corporation duly organized and existing under the laws of the State of California; and

      WHEREAS, this Agreement provides for the incorporation of a new corporation ("Newco") as a direct or indirect wholly owned subsidiary of Pacific in order for Pacific to directly or indirectly acquire 100% of the stock of San Benito through the merger of Newco with and into the Bank (the "Merger"); and

      WHEREAS, as a result of the Merger (i) all of the issued and outstanding shares of common stock of San Benito (other than shares held by dissenting shareholders, fractional share interests and as otherwise set forth herein) shall be converted into and exchanged for shares of common stock of Pacific, and
(ii) all outstanding options to acquire common stock of San Benito shall be converted into options to acquire common stock of Pacific, all pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Exhibit "A" (the "Merger Agreement"); and

      WHEREAS, Pacific and San Benito desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

      WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, Pacific and San Benito believe that the Merger, as provided for, and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of Pacific and San Benito and their respective shareholders; and

      WHEREAS, the respective boards of directors of Pacific and San Benito have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement and the schedules and exhibits hereto and have authorized the execution thereof.

      NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, the parties hereto undertake, promise, covenant and agree with each other as follows:


                                  ARTICLE I.
                     ACQUISITION OF SAN BENITO BY PACIFIC

      SECTION 1.01 Merger of Newco with and into San Benito. Subject to the terms and conditions of this Agreement and the Merger Agreement, Pacific and San Benito shall cause Newco to be merged with and into San Benito on the Effective Date (as such term is defined in Section 1.02) in accordance with the provisions of Section 1107 of the California General Corporation Law (the "GCL"). San Benito shall be the surviving corporation in the Merger (the "Resulting Bank") and shall continue its corporate existence under the laws of the State of California. Upon consummation of the Merger, the separate corporate existence of Newco shall terminate.

      SECTION 1.02 Effective Date. Subject to the terms and conditions of this Agreement, upon the filing with the Secretary of State of the State of California (the "California Secretary") of a duly executed Merger Agreement substantially in the form attached hereto as Exhibit "A" and officers' certificates prescribed by Section 1103 of the GCL, the Merger shall become effective. The date on which the Merger is effective as prescribed in the Merger Agreement shall be referred to herein as the "Effective Date", which the parties shall use their best efforts to cause to occur on the Closing Date (as defined in Section 2.01(a)).

      SECTION 1.03 Effects of the Merger. The Merger shall have the effects provided by this Agreement and as set forth in Section 1107 of the GCL. The Resulting Bank shall be deemed to be a continuation in entity and identity of each of San Benito and Newco; shall be subject to all the liabilities, obligations, duties and relations of each merging party, and shall without the necessity of any conveyance, assignment or transfer, become the owner of all of the assets of every kind and character formerly belonging to San Benito and Newco. If, on the Effective Date, San Benito is acting as trustee, guardian, executor, administrator, custodian or in any other fiduciary capacity, the Resulting Bank shall, without the necessity of any judicial action or action by the creator of such trust, continue such office, trust or fiduciary relationship and shall perform all of the duties and obligations and exercise all of the powers and authority connected with or incidental to such fiduciary relationship in the same manner as though the Resulting Bank had been originally named or designated as such fiduciary. The naming or designating by a testator, or the creator of a living trust, of San Benito to act as trustee, guardian, executor or in any other fiduciary capacity shall be considered the naming or designating of the Resulting Bank. The name of the Resulting Bank shall be "San Benito Bank." The existing offices and facilities of San Benito shall be the principal office and facilities of the Resulting Bank following the Merger.

      SECTION 1.04  Conversion of San Benito Common Stock.

      (a) On the Effective Date, by virtue of the Merger and without any action on the part of the holders of the following-described security, each share of the common stock, no par value per share, of San Benito (the "San Benito Common Stock") issued and outstanding immediately prior to the Effective Date (other than shares of San Benito Common Stock as to which dissenters' rights have been perfected or shares held directly or indirectly by San Benito or Pacific (except for Trust Account Shares or DPC Shares as defined in subsection (h) below) shall be converted into the right to receive 0.605 shares (the "Exchange Ratio") of the fully-paid, nonassessable and registered common stock, no par value per share, of Pacific (the "Pacific Common Stock") (together with any cash payment in lieu of fractional shares, as provided in subsection (b) below, the "Merger Consideration").

      (b) No fractional shares of Pacific Common Stock shall be issued and, in lieu thereof, holders of shares of San Benito Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of San Benito Common Stock held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the average of the closing bid and asked price of a share of Pacific Common Stock on the Nasdaq National Market ("Nasdaq") on the business day immediately preceding the Effective Date.

      (c) All of the shares of San Benito Common Stock converted into Pacific Common Stock pursuant to this Section 1.04 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist as of the Effective Date, and each certificate (each a "Certificate") previously representing any such shares of San Benito Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of Pacific Common Stock and (ii) cash in lieu of fractional shares into which the shares of San Benito Common Stock represented by such Certificate have been converted pursuant to this Section 1.04. Certificates previously representing shares of San Benito Common Stock shall be exchanged for certificates representing whole shares of Pacific Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 1.07, without any interest thereon.

      (d) If, between the date hereof and the Effective Date, the outstanding shares of Pacific Common Stock or San Benito Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization (a "Share Adjustment"), then the number of shares of Pacific Common Stock into which a share of San Benito Common Stock shall be converted pursuant to subsection (a) above shall be appropriately and proportionately adjusted so that each shareholder of San Benito shall be entitled to receive such number of shares of Pacific Common Stock as such shareholder would have received pursuant to such Share Adjustment had the record date therefor been immediately following the Effective Date.

      (e) If any of the shares of San Benito Common Stock are "dissenting shares" as defined under applicable provisions of Chapter 13 of the GCL, any Certificate representing such shares shall not be converted as described in this
Section 1.04, but from and after the Effective Date shall represent only the right to receive such value as may be determined pursuant to Chapter 13 of the GCL; provided, however, that each dissenting share of San Benito Common Stock which shall cease to be a dissenting share shall have only such rights as are provided under the GCL.

      (f) The number of shares of common stock of Newco outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of Pacific or any other party as holder thereof, be converted into shares of common stock of the Resulting Bank, no par value per share, with the effect that the number of shares of the common stock of the Resulting Bank outstanding immediately after the Effective Date shall be equal to the aggregate number of shares of San Benito Common Stock issued and outstanding immediately prior to the Effective Date.

      (g) On the Effective Date, the stock transfer books of San Benito shall be closed, and no transfer of San Benito Common Stock theretofore outstanding shall thereafter be made.

      (h) On the Effective Date, all shares of San Benito Common Stock that are owned, directly or indirectly, by San Benito or Pacific or any of their respective subsidiaries (other than (i) shares of San Benito Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of San Benito Common Stock which are similarly held, whether held directly or indirectly by San Benito or Pacific, as the case may be, being referred to herein as "Trust Account Shares") and (ii) shares of San Benito Common Stock held by San Benito in respect of a debt previously contracted (any such shares being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of Pacific or other consideration shall be delivered in exchange therefor.

      SECTION 1.05 Stock Options.

      (a) Between the date of this Agreement and the Effective Date, each person holding one or more options to purchase shares of San Benito Common Stock pursuant to any San Benito Stock Option Plan (as defined in Section 6.13), shall continue to have the right to exercise any vested San Benito Stock Option (as defined in Section 6.13) prior to the Effective Date.

      (b) On the Effective Date, each non-statutory San Benito Stock Option which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of San Benito Common Stock and shall be assumed by Pacific and converted automatically into an option to purchase shares of Pacific Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the San Benito Stock Option Plans and the agreements evidencing grants thereunder):

            (i) The number of shares of Pacific Common Stock to be subject to the converted option shall be equal to the product of the number of shares of San Benito Common Stock subject to the original option and the Exchange Ratio (provided that such number of shares shall be rounded to the nearest one one-hundredth of a share); and

            (ii) The exercise price per share of Pacific Common Stock under the converted option shall be equal to the exercise price per share of San Benito Common Stock under the original option divided by the Exchange Ratio (provided that such exercise price shall be rounded to the nearest one one-hundredth of a dollar).

      (c) On the Effective Date, each San Benito Stock Option which is an "incentive stock option" (as defined in Section 422 of the Code) and which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of San Benito Common Stock and shall be assumed Pacific and converted automatically into an option to purchase shares of Pacific Common Stock in an amount and at an exercise price determined in a manner which is consistent with Section 424(a) of the Code.

      (d) The duration and other terms of any converted option pursuant to this
Section 1.05 shall be the same as the original option, except that all references to San Benito shall be deemed to be references to Pacific.

      SECTION 1.06  Exchange Procedures; Surrender of Common Certificates.

      (a) Norwest Bank Minnesota (or any successor in interest) shall act as the Exchange Agent in the Merger (the "Exchange Agent").

      (b) As soon as practicable after the Effective Date, and in no event later than ten (10) business days thereafter, the Exchange Agent shall mail to each holder of record as of the Effective Date of one or more Certificates (as indicated on the certified shareholder list to be delivered to Pacific in accordance with Section 2.02(F) hereof, each a "San Benito Shareholder") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of San Benito Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement and the Merger Agreement.

            (i) Promptly after receipt of such Certificates and letters of transmittal, the Exchange Agent shall review the executed letters of transmittal in order to verify proper execution thereof.

            (ii) Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Pacific Common Stock to which such holder of San Benito Common Stock shall have become entitled pursuant to the provisions of Section 1.04, and (B) a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive in respect of the Certificate surrendered pursuant to this Section 1.06, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such outstanding Certificate shall be deemed for all purposes, subject only to Chapter 13 of the GCL, to evidence solely the right to receive such Merger Consideration from Pacific as described in Section 1.04. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.

            (iii) Shareholders who do not provide properly completed letters of transmittal and all appropriate Certificates to the Exchange Agent shall receive their Merger Consideration promptly following receipt of those properly completed documents and appropriate Certificates by the Exchange Agent. In the event that a letter of transmittal contains an error, is incomplete or is not accompanied by all appropriate Certificates, then the Exchange Agent will notify such San Benito Shareholder promptly of the need for further information.

      (c) If any certificate representing shares of Pacific Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Pacific Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (d) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the San Benito Shareholder claiming such Certificate to be lost, stolen or destroyed and, if required by Pacific in its sole discretion, the posting by such person of a bond in such amount as Pacific may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

      (e) Neither the Exchange Agent nor any other party to this Agreement shall be liable to any holder of any Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

      (f) Notwithstanding anything to the contrary contained herein, no certificates representing shares of Pacific Common Stock shall be delivered to a San Benito Shareholder who is an "affiliate" (as such term is used in Section
5.16 and Section 8.06) of San Benito unless such "affiliate" shall have theretofore executed and delivered to Pacific the Shareholder Letter referred to in Section 5.16 and Section 8.06 hereof.

      (g) No dividends or other distributions of any kind which are declared payable to the shareholders of record of Pacific after the Effective Date shall be paid to persons entitled to receive such certificates for Pacific Common Stock until such persons surrender their Certificates. Upon surrender of such Certificates, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Pacific Common Stock as to which the record date and payment date occurred on or after the Effective Date and before the date of surrender.

      (h) Notwithstanding anything in this Agreement to the contrary, for a period of sixty (60) days after the Effective Date, holders of Certificates representing shares of San Benito Common Stock shall be entitled to vote as holders of shares of Pacific Common Stock notwithstanding that such Certificates representing San Benito Common Stock have not been exchanged for shares of Pacific Common Stock as provided in this Section 1.06.

      SECTION 1.07 Articles and Bylaws. The Articles and Bylaws, respectively, of the Resulting Bank shall be as set forth in the Merger Agreement.

      SECTION 1.08 Directors. In connection with the annual meeting of shareholders of Pacific to be held in 2001, one (1) representative of San Benito, mutually satisfactory to Pacific and San Benito, shall be nominated by the Nominating Committee of the Board of Directors of Pacific to stand for election to the Board of Directors of Pacific.

      SECTION 1.09 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purpose of Section 368 of the Code.

      SECTION 1.10 Employee Benefits. Pacific shall, with respect to each employee of San Benito at the Effective Date who continues in employment with Pacific or its Subsidiaries (each a "Continued Employee"), provide the benefits described in this Section 1.10. Subject to the right of subsequent amendment, modification or termination in the sole discretion of Pacific as provided in
Section 5.18 and Section 5.19 hereof, each Continued Employee shall be entitled, as an employee of Pacific or its Subsidiaries, to participate in Pacific Employee Benefit Plans (as defined in Section 12.08(F)) in effect as of the date of this Agreement, if such Continued Employee shall be eligible and, if required, selected for participation therein under the terms thereof. All such participation shall be subject to such terms of such plans as may be in effect from time to time and this Section 1.10 is not intended to give any Continued Employee any rights or privileges superior to those of other employees of Pacific or its Subsidiaries. The provisions of this Section 1.10 shall not be deemed or construed so as to provide duplication of similar benefits but, subject to that qualification, Pacific shall, for purposes of vesting and any age or period of service requirements for commencement of participation with respect to any Pacific Employee Plans in which a Continued Employee may participate, credit each Continued Employee with his or her term of service with San Benito. Notwithstanding the foregoing, no such credit for term of service with San Benito shall be given to any Continued Employee with respect to participation in or benefits received pursuant to the Santa Barbara Bank & Trust Key Employee Retiree Health Plan and the Santa Barbara Bank & Trust Retiree Health Plan, but such credit shall begin to accrue under such plan with respect to Continued Employees as of the Effective Date.

      SECTION 1.11 Severance Payments. The severance benefits set forth in
Schedule 1.11 hereto shall be provided to employees of San Benito who may be terminated (i) by San Benito on the Effective Date upon confirmation that such employees would be entitled to the severance benefit, or (ii) by Pacific or any of its Subsidiaries without cause within one year following the Effective Date.

      SECTION 1.12 Stock Option Agreement. As a condition to the execution of this Agreement, San Benito is executing and delivering to Pacific a Stock Option Agreement in substantially the form attached hereto as Exhibit "B".

      SECTION 1.13 Access; Due Diligence. Subject to the confidentiality provisions of Article XI, San Benito shall, for a period of fifteen (15) business days following the date that a countersigned original of this Agreement is received by Pacific, afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Pacific and its Subsidiaries full access to the properties, books, contracts and records of San Benito in order to conduct due diligence of San Benito to assess the condition and results of operations of San Benito. Pacific may terminate this Agreement by giving written notice pursuant to Section 12.05 within thirty (30) days after the date of this Agreement if its due diligence review of San Benito discloses material liabilities, obstacles to the mergers or other circumstances that are not disclosed in this Agreement or the Schedules hereto, and that in the good faith judgement of Pacific materially alter the economic basis for or feasibility of the Merger; provided, however, that the sole remedy that Pacific shall have in such event shall be termination of this Agreement.


                                  ARTICLE II.
             THE CLOSING, THE CLOSING DATE AND THE EFFECTIVE DATE

      SECTION 2.01 Time and Place of the Closing and Closing Date.

      (a) On a date mutually agreeable to Pacific and San Benito which is not less than 10 business days nor more than 30 calendar days after the receipt of all necessary regulatory, corporate, shareholder and other approvals and the expiration of any mandatory waiting periods, or on such other date mutually agreeable to Pacific and San Benito (herein called the "Closing Date"), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, opinions, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists, or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

      (b) The Closing shall take place at the offices of Pacific, 200 East Carrillo Street, Suite 300, Santa Barbara, California 93101 on the Closing Date, or at such other place to which the parties may mutually agree.

      SECTION 2.02 Actions to be Taken at the Closing by San Benito. At the Closing, San Benito shall execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to Pacific such documents and certificates necessary or appropriate to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to Pacific's obligations to close hereunder):

            A. True, correct and complete copies of the Articles of Incorporation of San Benito and all amendments thereto, duly certified as of a recent date by the California Secretary of State (the "California Secretary").

            B. A certificate, dated as of a recent date, issued by the California Department of Financial Institutions, duly certifying as to the organization of San Benito under the laws of the State of California and authorization to conduct commercial banking business within the State of California.

            C. A certificate of status dated as of a recent date, issued by the California Secretary, duly certifying as to the good legal standing of San Benito under the laws of the State of California.

            D. A certificate of good standing, dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of San Benito in the State of California.

            E. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of San Benito are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the "FDIA").

            F. A certificate, dated as of the Closing Date, executed by the Corporate Secretary or other appropriate executive officer of San Benito, pursuant to which such officer shall certify: (a) the due adoption by the Board of Directors of San Benito of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, and the taking of all actions contemplated hereby and thereby; (b) the due adoption by the shareholders of San Benito of resolutions authorizing the Merger and the execution and delivery of this Agreement and the Merger Agreement and the other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby; (c) the incumbency and true signatures of those officers of San Benito duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and the Merger Agreement and other agreements and documents contemplated hereby and thereby and the taking of all actions contemplated hereby and thereby on behalf of San Benito; (d) that the copy of the Bylaws of San Benito attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy; and (e) a true and correct copy of the list of the San Benito Shareholders as of the Closing Date.

            G. A certificate, dated as of the Closing Date, executed by an executive officer of San Benito, pursuant to which San Benito shall certify, to the best knowledge of such executive officer, that (i) all of the representations and warranties made in Article III of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and that, except as expressly permitted by this Agreement, there shall have been no Material Adverse Change (as defined in Section 12.08(C) hereof) with respect to San Benito since December 31, 1998, and (ii) San Benito has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

            H. Signed Non-Compete Agreements (as defined in Section 5.23) from those persons identified on Exhibit "F" attached hereto and in substantially the form attached hereto as Exhibit "G".

            I. All consents required to be obtained by San Benito from third parties to consummate the transactions contemplated by this Agreement.

            J. An opinion of counsel to San Benito addressing each of the matters identified in Exhibit "C" attached hereto.

            K. Lessor Estoppel Certificates, in the form attached hereto as Exhibit "H", and Sublessor Estoppel Certificates, in the form attached hereto as Exhibit "I", as applicable, relative to each of the Leased Properties identified in Section 3.18 and dated as of date within one week of the Closing Date.

            M. All other documents required to be delivered to Pacific by San Benito under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by Pacific or its counsel.

      SECTION 2.03 Actions to be Taken at the Closing by Pacific. At the Closing, Pacific shall execute and acknowledge, or cause to be executed and acknowledged (as appropriate), and deliver to San Benito such documents and certificates necessary or appropriate to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to San Benito's obligations to close hereunder):

            A. True, correct and complete copies of Pacific's Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the California Secretary of State (the "California Secretary").

            B. True, correct and complete copies of the Articles of Incorporation and all amendments thereto, of Newco, duly certified as of a recent date by the California Secretary.

            C. Certificates of status, dated as of a recent date, issued by the California Secretary, duly certifying as to the good legal standing of each of Pacific and Newco under the laws of the State of California.

            D. Certificates of good standing, dated as of a recent date, issued by the California Franchise Tax Board, duly certifying as to the good standing of each of Pacific and Newco in the State of California.

            E. A letter, dated as of a recent date, from the Federal Reserve Bank of San Francisco, to the effect that Pacific is a registered bank holding company under the BHCA.

            F. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of Pacific pursuant to which such officer shall certify: (a) the due adoption by the Board of Directors of Pacific of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (b) the incumbency and true signatures of those officers of Pacific duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of Pacific, and (c) that the copy of the Bylaws of Pacific attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy.

            G. A certificate, dated as of the Closing Date, executed by a duly authorized officer of Pacific, pursuant to which Pacific shall certify, to the best knowledge of such officer, that (i) all of the representations and warranties made in
      Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and that, except as expressly permitted by this Agreement, there shall have been no Material Adverse Change (as defined in Section 12.08(C) hereof) with respect to Pacific since December 31, 1998, and (ii) Pacific has performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

            H. All consents required to be obtained by Pacific or Newco from third parties to consummate the transactions contemplated by this Agreement.

            I. An opinion of counsel to Pacific addressing each of the matters identified in Exhibit "D" attached hereto.

            J. All other documents required to be delivered to San Benito by Pacific under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by San Benito or its counsel.


                                 ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF SAN BENITO

      San Benito hereby makes the representations and warranties set forth in this Article III to Pacific.

      SECTION 3.01 Organization and Qualification.

      (a) San Benito is a California banking corporation duly organized, validly existing under the laws of the State of California, and in good standing under all laws, rules and regulations applicable to banking corporations located in the State of California which are member banks of the Federal Reserve System (the "Federal Reserve"). San Benito has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated, and to enter into and carry out its obligations under this Agreement and the Merger Agreement. San Benito does not conduct any trust business. True and complete copies of the Articles of Incorporation and Bylaws of San Benito, as amended to date, certified by the Corporate Secretary of San Benito, have been delivered to Pacific. San Benito is an insured bank as defined in the FDIA and a member bank of the Federal Reserve.

      (b) The nature of the business of San Benito does not require it to be qualified to do business in any jurisdiction other than the State of California. San Benito does not engage in any activity that is prohibited by the FDIC or the Federal Reserve.

      (c) San Benito does not own or control any Affiliate (as defined in Section 12.08(A) hereof) or Subsidiary (as defined in Section 12.08(B) hereof). Except as disclosed on Schedule 3.01(c), San Benito does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by San Benito has not been conducted through any other direct or indirect Subsidiary or Affiliate of San Benito.

      SECTION 3.02 Capitalization. The entire authorized capital stock of San Benito consists of (i) 9,765,624 shares of San Benito Common Stock, 2,853,344 shares of which are fully paid, validly issued, nonassessable and outstanding, and 171,876 additional shares of which have been reserved for issuance to holders of outstanding San Benito Stock Options (as defined in Section 6.13 hereto), and (ii) 2,000,000 shares of preferred stock, no par value per share (the "San Benito Preferred Stock"), of which no shares of San Benito Preferred Stock are issued or outstanding. Schedule 3.02 contains a list of each of the San Benito Stock Option Plans, including (i) the number of outstanding options with respect to each San Benito Stock Option Plan, (ii) the exercise price per share with respect to each San Benito Stock Option, (iii) a list of all option holders with respect to each San Benito Stock Option Plan, and (iv) the number of vested and unvested San Benito Stock Options with respect to each such option holder in each San Benito Stock Option Plan. All San Benito Stock Options were issued and, upon issuance in accordance with the terms of the outstanding option agreements, the shares of San Benito Common Stock shall be issued in compliance with all applicable securities laws. Except as disclosed in Schedule 3.02, there are no (i) other outstanding equity securities of any kind or character, including but not limited to preferred stock, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, San Benito to purchase or otherwise acquire any security of or equity interest in San Benito or (iii) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating San Benito to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of San Benito Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of San Benito Common Stock have been issued in full compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of San Benito Common Stock, except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

      SECTION 3.03 Execution and Delivery. San Benito has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by San Benito and each constitutes and will constitute the legal, valid and binding obligation of San Benito, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      SECTION 3.04 Consents and Approvals. San Benito's Board of Directors (at a meeting called and duly held) has resolved, subject to its fiduciary duties to the shareholders of San Benito, to recommend approval and adoption by San Benito's shareholders of the Merger, this Agreement and the Merger Agreement. Except for shareholder and regulatory approvals and except as disclosed in Schedule 3.04, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of San Benito in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or the consummation by San Benito of the transactions contemplated hereby or thereby, including, but not limited to, the Merger.

      SECTION 3.05 Financial Statements.

      (a) San Benito has furnished to Pacific true and complete copies of (i) the audited balance sheets of San Benito as of December 31, 1997 and 1998, and the related audited statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1997 and 1998, (ii) an unaudited balance sheet of San Benito as of September 30, 1999, and the related unaudited statement of income for the nine-month period ended September 30, 1999 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "San Benito Financial Statements"). Except as described in the notes to the San Benito Financial Statements, the San Benito Financial Statements fairly present, in all material respects, the financial position of San Benito as of the respective dates thereof and the results of operations and changes in financial position of San Benito for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the San Benito Financial Statements accurately and fairly reflect in all material respects the transactions of San Benito. The San Benito Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

      (b) San Benito has furnished Pacific with true and complete copies of the Report of Condition and Income ("Call Reports") for San Benito for the periods ended December 31, 1997, December 31, 1998 and September 30, 1999. Such Call Reports fairly presents, in all material respects, the financial position of San Benito and the results of its operations at the dates and for the periods indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable regulatory authorities. The Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. To the best of its knowledge, San Benito has calculated its allowance for loan losses in accordance with GAAP, which includes regulatory accounting principles ("RAP") where applicable, as applied to banking institutions and in accordance with all applicable rules and regulations. To the best knowledge of San Benito, the allowance for loan losses account for San Benito is, and as of the Closing Date will be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of San Benito.

      SECTION 3.06 Investments. San Benito has furnished to Pacific, as Schedule
3.06 of this Agreement, a complete list, as of December 31, 1999, of all securities, including municipal bonds, owned by San Benito (the "Securities Portfolio"). All securities in the Securities Portfolio are owned by San Benito (i) of record, and (ii) beneficially, free and clear of all mortgages, liens, pledges and encumbrances, except as disclosed in Schedule 3.06.

      SECTION 3.07 List of Loans. Schedule 3.07 contains a true and complete list, as of December 31, 1999, of all loans (individually, a "Loan" and collectively, the "Loans") of San Benito, showing for each such Loan the outstanding principal balance due, before reduction for any discount. All currently outstanding Loans of San Benito, including any current extensions of any Loan, were solicited, originated and currently exist in material compliance with all applicable requirements of federal and state law and regulations promulgated thereunder. The Loans are adequately documented and each note evidencing a Loan or credit agreement or security instrument related to a Loan constitutes a valid and binding obligation of the obligor thereunder, enforceable in accordance with the terms thereof, except where the failure thereof, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), operations or prospects of San Benito. For the purposes of this Section, the phrase "enforceable in accordance with the terms thereof" does not mean that the borrower has the financial ability to pay a Loan or that any collateral is sufficient to result in payment of the Loan secured thereby. There are no oral modifications or amendments or additional agreements related to the Loans that are not reflected in San Benito's records, and no claim of defense as to the enforcement of any Loan has been asserted, and San Benito is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense, except where such claim would not have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations or prospects of San Benito.

      SECTION 3.08 Title to Assets. San Benito has good and indefeasible title to all of its assets and properties including, without limitation, other real estate owned and all personal and intangible properties reflected in the San Benito Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as described in Schedule 3.08, (ii) as noted in the San Benito Financial Statements, or as set forth in the documents delivered to Pacific pursuant to this Section 3.08, (iii) statutory liens not yet delinquent, (iv) consensual landlord liens, (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the San Benito Financial Statements. Schedule 3.08 includes (a) a Property Information Sheet (the form of which is prepared by the American Industrial Real Estate Association) and (b) a copy of the title policy of insurance with respect to each parcel of real property owned by San Benito.

      SECTION 3.09 Deposit Summary. Schedule 3.09 contains a summary of the amounts and types of the deposits held by San Benito as of December 31, 1999 and the weighted average interest rates being paid thereon as of such date (the "Deposit Summary"). The Deposit Summary and other data and information provided by San Benito, relating to assets, liabilities and business of San Benito is true, complete and correct in all material respects as of the date thereof.

      SECTION 3.10 Undisclosed Liabilities. San Benito does not have any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any employment, deferred compensation, supplemental compensation, service recognition or severance agreement, whether written or oral, or San Benito Employee Plans (as defined in Section 3.39 hereof) or material liabilities for federal, state or local taxes or assessments or material liabilities under any agreement that are not reflected in or disclosed in the San Benito Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the San Benito Financial Statements or (ii) as disclosed on Schedule 3.10.

      SECTION 3.11 Litigation. Except as set forth on Schedule 3.11, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of San Benito, threatened against or affecting San Benito or any of its current or former officers and directors (while acting in such capacity) at law or in equity, by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves San Benito or any of its current or former officers or directors (while acting in such capacity) or any of their properties or capital stock. No matter described in Schedule 3.11 would reasonably be anticipated to result in a Material Adverse Change with respect to San Benito or materially and adversely affect the transactions contemplated by this Agreement, and San Benito does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the best knowledge of San Benito, threatened against San Benito that questions the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by San Benito pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

      SECTION 3.12 Compliance with Laws, Permits and Instruments.

      (a) Except as set forth in Schedule 3.12, San Benito is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles of Incorporation or Bylaws of San Benito, (ii) any material provision of any loan agreement, security or pledge agreement, mortgage, indenture, lease, contract, agreement or other instrument applicable to San Benito or its assets, operations, properties or businesses now conducted or heretofore conducted or
(iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award or, to the best of its knowledge, any statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to San Benito or its assets, operations, properties or businesses now conducted or heretofore conducted, which noncompliance or violation would, individually or in the aggregate, reasonably be anticipated to have a material adverse effect on the business results of operations, financial condition or (insofar as they can reasonably be foreseen) prospects of San Benito.

      (b) The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of San Benito, (ii) any provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to San Benito or its assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or, to the best of its knowledge, any statute, law, ordinance, rule or regulation applicable to San Benito or its assets, operations, properties or businesses.

      SECTION 3.13 Community Reinvestment Act. San Benito is in compliance with the Community Reinvestment Act (12 U.S.C. ss. 2901 et seq.) and all regulations promulgated thereunder, and San Benito has supplied Pacific with copies of San Benito's current Community Reinvestment Act ("CRA") Statement, all letters and written comments received by San Benito since January 1, 1996 pertaining thereto and any responses by San Benito to such comments. San Benito had a rating of "satisfactory" or better as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better at its next CRA compliance examination or why any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated by this Agreement as a result of any act or omission of San Benito under the CRA.

      SECTION 3.14 Fair Housing Act Home Mortgage Disclosure Act and Equal Credit Opportunity Act. San Benito is in material compliance with the Fair Housing Act (42 U.S.C. ss. 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. ss. 2801 et seq.) and the Equal Credit Opportunity Act (15 U.S.C. ss. 1691 et seq.) and all regulations promulgated thereunder. San Benito has not received any notices of any violation of said acts or any of the regulations promulgated thereunder, nor does San Benito have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to San Benito's compliance with said acts.

      SECTION 3.15 Usury Laws and Other Consumer Compliance Laws. All loans of San Benito have been made substantially in accordance with all applicable statutes and regulatory requirements at the time such loan or any renewal thereof, including without limitation Regulation Z (12 C.F.R. ss. 226 et seq.) issued by the Federal Reserve, the Federal Consumer Credit Protection Act (15 U.S.C. ss. 1601 et seq.) and all statutes and regulations governing the operations of California banking corporations. Each Loan by San Benito was made in the ordinary course of its business.

      SECTION 3.16 Bank Secrecy Act. San Benito is in material compliance with the Bank Secrecy Act (12 U.S.C. ss.ss. 1730(d) and 1829(b)) and all regulations promulgated thereunder, and San Benito has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts. San Benito has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including, but not limited to, the Internal Revenue Service (the "IRS").

      SECTION 3.17 Absence of Certain Changes or Events. Except as disclosed on
Schedule 3.17, since December 31, 1998, San Benito has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

           A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, which individually or in the aggregate, has had a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of San Benito, except for deposits taken and federal funds purchased and current liabilities for trade or business obligations;

           B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due;

           C. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

           D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

           E. Acquired any capital stock or other equity securities or acquired any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

           F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in Schedule 3.08,
      (ii) statutory liens not yet delinquent, (iii) consensual landlord liens,
      (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) for those assets and properties disposed of for fair value since the dates of the San Benito Financial Statements.

           G. Sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim of material value;

           H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance), which, in any case or in the aggregate, would have a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of San Benito;

           I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or San Benito Proprietary Right (as defined in Section 3.22 hereof) or modified any existing rights with respect thereto;

           J. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except
      (i) compensation adjustments contemplated within San Benito's 1999/2000 budget and approved in advance by Pacific (which approval shall not be unreasonably withheld), (ii) employee severance benefits contemplated by
      Section 1.11 of this Agreement, and (iii) periodic increases consistent with past practices;

            K. Except for improvements or betterments relating to San Benito Properties (as defined in Section 3.26 hereof), made any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

            L. Instituted, had instituted against it, settled or agreed to settle any litigation, action or proceeding before any court or governmental body, other than routine collection suits instituted by it to collect amounts owed or suits in which the amount in controversy is less than $100,000;

            M. Permitted any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks or suppliers;

            N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

            O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation other than letters of credit issued in the ordinary course of business;

            P. Sold, or knowingly disposed of, or otherwise divested itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

            Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

            R. Taken any action that has caused San Benito to be an entity not eligible to participate in a business combination transaction for which "pooling of interests" accounting treatment is sought.

            S. Sold (provided, however, that payment at maturity is not deemed a sale) any investment securities in a single transaction involving a book gain or loss of more than $100,000 on such sale or purchased any investment securities, other than purchases of U.S. Treasury securities with a maturity of two years or less;

            T. Made, renewed, extended the maturity of, or altered any of the material terms of any criticized loan to any single borrower and his related interests without regard to whether such transaction was in the ordinary course of business or whether it was consistent with past or safe and sound banking practices; or

            U. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A. through T. above.

      SECTION 3.18 Leases, Contracts and Agreements. Schedule 3.18 sets forth a complete listing of all leases, subleases, licenses, contracts and agreements to which San Benito is a party and which (i) relate to real property used by San Benito in its operation (the "Leased Properties"), or (ii) involve payments to or by San Benito in excess of $50,000 during the term of such San Benito Contracts (exclusive of unfunded loan commitments and letters of credit issued by San Benito), or (iii) involve any unfunded loan commitments and letters of credit issued by San Benito where the borrower's total direct and indirect indebtedness to San Benito is in excess of $250,000 (the "San Benito Contracts"). True and correct copies of all such San Benito Contracts (other than unfunded loan commitments and letters of credit issued by San Benito) are included with Schedule 3.18. For the purposes of this Agreement, the San Benito Contracts shall be deemed not to include loans made by, Federal funds sold or purchased by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by San Benito. Except as set forth in
Schedule 3.18, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of San Benito. To the best knowledge of San Benito, all of the San Benito Contracts are legal, valid and binding obligations of the parties to the San Benito Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.18, all rent and other payments by San Benito under the San Benito Contracts are current, there are no existing defaults by San Benito under the San Benito Contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. San Benito has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests. The transactions contemplated by this Agreement, including the Merger, will not result in any material breach or termination of any such leasehold interest in the Leased Properties.

      SECTION 3.19 Taxes. San Benito has duly and timely filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by San Benito, or for which San Benito may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by San Benito with respect to employees' withholding taxes have been duly made. San Benito is not and has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and, to San Benito's best knowledge, there is no basis for any such deficiency or claim. Except as set forth in Schedule 3.19, within the last six (6) years, San Benito's Federal income tax return has not been audited or examined and no such audit is currently pending or, to San Benito's best knowledge, threatened. San Benito has not been granted any extension of time with respect to the date on which any tax return not yet filed was or is due to be filed by or with respect to San Benito or any waiver or agreement by San Benito for the extension of time for the assessment or collection of any tax. Except as set forth in Schedule 3.19, San Benito (i) within the past six (6) years, has not committed any violation of any applicable Federal, state, local or foreign tax laws, and (ii) with respect to all prior years, has not committed any violation of any applicable Federal, state, local or foreign tax laws that is likely to result in a Material Adverse Change with respect to San Benito.

      The amounts set up as provisions for current or deferred taxes on the San Benito Financial Statements are sufficient in all material respects for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of San Benito applicable to the periods covered by the San Benito Financial Statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of San Benito as filed with the IRS for the years ended December 31, 1996, 1997, and 1998, have been delivered to Pacific.

      SECTION 3.20 Insurance. Schedule 3.20 contains an accurate and complete list and brief description of all policies of insurance, including fidelity and bond insurance, of San Benito. All such policies (a) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (b) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (c) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. San Benito is not in default with respect to the provisions of any such policy and has not failed to give any notice or present any claim thereunder in a due and timely fashion. Except as set forth on Schedule 3.20, San Benito has not been refused any insurance with respect to its assets or operations, nor has its insurance been limited by any insurance carrier to which San Benito has applied for any such insurance within the last two (2) years. Each property of San Benito is insured for the benefit of San Benito in amounts deemed adequate by San Benito's management against risks customarily insured against. There have been no claims under any fidelity bonds of San Benito within the last three (3) years, and San Benito is not aware of any facts that would form the basis of a claim under such bonds.

      SECTION 3.21 No Adverse Change. Except as disclosed in the Schedules to this Agreement or in the representations and warranties made in this Article III, there has not been any

Material Adverse Change since December 31, 1998, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change with respect to San Benito.

      SECTION 3.22 Patents, Trademarks and Copyrights. Except as disclosed in
Schedule 3.22, San Benito does not own or require the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("San Benito Proprietary Rights") for its business or operations, except for licensed computer software. To the best knowledge of San Benito, it is not infringing upon or otherwise acting adversely to any San Benito Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or, to the best knowledge of San Benito, threatened, with respect thereto.

      SECTION 3.23 Transactions with Certain Persons and Entities. Except as disclosed in Schedule 3.23, San Benito does not owe any amount to (excluding deposit liabilities), or have any loan, contract, lease, commitment or other obligation from or to any of the respective present or former directors or executive officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of San Benito, and none of such persons owes any amount to San Benito. Except as set forth in Schedule 3.23, there are no understandings, agreements (whether written or oral), instruments, commitments, perquisites, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among San Benito, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any present or former officers or directors of San Benito. True and correct copies of any such written understandings, agreements, instruments, etc., are included with Schedule 3.23.

      SECTION 3.24 Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of San Benito are, to San Benito's best knowledge, legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against San Benito or the present holder thereof, except as disclosed in Schedule 3.24. The credit files of San Benito contain all material information (excluding general, local or national industry, economic or similar conditions) known to San Benito that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of San Benito (including loans that will be outstanding if any of them advances funds they are obligated to advance). San Benito has disclosed all of the substandard, doubtful, loss, nonperforming or loans identified as problem loans on its internal watch list, a copy of which as of December 31, 1999, has been provided to Pacific. Except as disclosed in
Schedule 3.24, San Benito is not aware of, nor has San Benito received notice of, any past or present conditions, events, activities, practices or incidents that may result in a violation of any Environmental Law (as defined in Section 12.08(D) hereof) with respect to any real property securing any indebtedness reflected as an asset of San Benito.

      SECTION 3.25 Condition of Assets. All tangible assets used by San Benito are in good operating condition, ordinary wear and tear excepted, and conform with all applicable ordinances, regulations, zoning and other laws, whether Federal, state or local. None of San Benito's premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

      SECTION 3.26 Environmental Compliance.

      (a) San Benito is not aware of, nor has San Benito received notice of, any past or present conditions, events, activities, practices or incidents that are in violation of Environmental Laws (as defined in Section 12.08(D) hereof) or that may interfere with or prevent San Benito's continued compliance in all respects with all Environmental Laws.

      (b) San Benito has obtained all permits, licenses and authorizations that are required under any Environmental Laws.

      (c) To San Benito's best knowledge, no Hazardous Materials (as defined in
Section 12.08(E) hereof) exist on, about, or within any of the San Benito Properties (as defined in this Section 3.26) in violation of any Environmental Laws, nor, to San Benito's best knowledge, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the San Benito Properties in violation of any Environmental Law and which have not been subsequently remediated. The use that San Benito makes and intends to make of the San Benito Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the San Benito Properties in violation of any Environmental Law.

      (d) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to San Benito's best knowledge, threatened against San Benito relating in any way to any Environmental Law. To the best of San Benito's knowledge, San Benito has no liability for remedial action under any Environmental Law. San Benito has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the San Benito Properties nor has San Benito received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing San Benito that it is or may be liable in any way under any Environmental Law, or requesting information to enable such a determination to be made).

      (e) As used in this Section 3.26, the term "San Benito Property" or "San Benito Properties" shall include all real property currently owned or leased by San Benito, including, but not limited to, properties that San Benito has foreclosed on as well as the banking premises and all improvements and fixtures thereon. The phrase "to San Benito's knowledge" or similar phrases as used in this Section 3.26 shall mean the current actual knowledge of executive management of San Benito.

      SECTION 3.27 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by San Benito during the last two

(2) years with any federal or state regulatory authority including, without limitation, the California Department of Financial Institutions, the Federal Reserve, the FDIC and the IRS, have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as disclosed on Schedule 3.27, San Benito is not now nor has been, within the past six (6) years, subject to any memorandum of understanding, cease and desist order, written agreement or other formal administrative action with any such regulatory bodies. San Benito does not believe any such regulatory bodies have any present intent to place San Benito under any new administrative action. Except as set forth on Schedule 3.27, there are no actions or proceedings pending or threatened against San Benito by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      SECTION 3.28 Periodic Reports. San Benito has previously made available to Pacific an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by San Benito with the Federal Reserve and/or the Securities and Exchange Commission (the "S.E.C.") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the date hereof (the "San Benito Reports"), and (b) communication mailed by San Benito to its shareholders since January 1, 1996 and prior to the date hereof. Except as set forth on Schedule 3.28, no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, San Benito has timely filed all San Benito Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all San Benito Reports complied in all material respects with the published rules and regulations of the Federal Reserve and the S.E.C. with respect thereto.

      SECTION 3.29 Absence of Certain Business Practices. Except as set forth on
Schedule 3.29, to the best of San Benito's knowledge, neither San Benito nor any officer, employee or agent of San Benito, nor any other person acting on their behalf, has, directly or indirectly, within the past ten (10) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of San Benito as a whole (or assist San Benito in connection with any actual or proposed transaction) that (i) would subject San Benito to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change with respect to San Benito, or (iii) if not continued in the future would result in a Material Adverse Change with respect to San Benito or would subject San Benito to suit or penalty in any private or governmental litigation or proceeding.

      SECTION 3.30 Registration Statement; Proxy Statement/Prospectus. None of the information supplied or to be supplied by San Benito or any of its directors, officers, employees or agents for inclusion in the Registration Statement (as defined in Section 5.03(c)) or the Proxy Statement/Prospectus (as defined in Section 5.03(c)), or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the San Benito Shareholders' Meeting (as defined in Section 5.03(a)), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the San Benito Shareholders' Meeting. All documents that San Benito is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

      SECTION 3.31 Dissenting Shareholders. Except as set forth on Schedule 3.31, San Benito has no knowledge of any plan or intention on the part of any of the shareholders of San Benito to make written demand for payment of the fair value of their shares of San Benito Common Stock in the manner provided by applicable law.

      SECTION 3.32 Pooling of Interests. As of the date of this Agreement, San Benito has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

      SECTION 3.33 Books and Records. The minute books, stock certificate books and stock transfer ledgers of San Benito (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) reflect transactions representing bona fide transactions, and
(iv) do not fail to reflect transactions involving the business of San Benito that were required to have been set forth therein and that have not been accurately so set forth.

      SECTION 3.34 Forms of Instruments, Etc. San Benito will make available to Pacific upon request copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by San Benito in the ordinary course of their businesses.

      SECTION 3.35 Fiduciary Responsibilities. Except as disclosed in Schedule 3.35, San Benito has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

      SECTION 3.36 Guaranties. None of the obligations or liabilities of San Benito are guaranteed by any other person, firm or corporation, nor is any outstanding obligation or liability of any other person, firm or corporation guaranteed by San Benito, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law.

      SECTION 3.37 Voting Trust or Buy-Sell Agreements. San Benito is not aware of any agreement between or among any of its shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of San Benito or any voting agreement or voting trust with respect to shares of capital stock of San Benito (other than that contemplated by Section 5.21).

      SECTION 3.38 Employee Relationships. San Benito (including its officers and directors while acting in such capacities) have complied in all material respects with all applicable laws relating to its relationships with its employees, and San Benito believes that the relationships between San Benito (including its officers and directors while acting in such capacities), and its employees are good. To the best knowledge of San Benito, no key executive officer or manager of any of the operations operated by San Benito or any group of employees of San Benito have any present plans to terminate their employment with San Benito. San Benito is not a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against San Benito before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the best of its knowledge, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of San Benito, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. San Benito is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and San Benito is not engaged in any unfair labor practice.

      SECTION 3.39  Employee Benefit Plans.

      (a) Set forth on Schedule 3.39(a) is a complete and correct list of all "employee benefit plans" (as defined in ERISA), all "multiemployer plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by San Benito, or with respect to which San Benito has any liability, and (b) provides benefits, or describes policies or procedures applicable to, or for the welfare of any officer, director, independent contractor, employee, service provider, former officer or former employee of San Benito, or the dependents or spouses of any such person, regardless of whether funded (the "San Benito Employee Plans"). True, accurate and complete copies of the documents comprising each San Benito Employee Plan, including each trust, funding vehicle, documents, records or other materials related thereto, are included in Schedule 3.39(a).

      (b) No San Benito Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA or is otherwise subject to Title IV of ERISA, and San Benito has never sponsored or otherwise maintained such a plan. To the best knowledge of San Benito, there have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the San Benito Employee Plans that would subject Pacific or San Benito to any taxes, penalties, or other liabilities. Each San Benito Employee Plan that is represented to be qualified under Section 401(a) of the Code has a favorable determination letter and has no amendments for which the remedial amendment period under Section 401(b) of the Code has expired. To the best knowledge of San Benito, each such San Benito Employee Plan is so qualified and has been operated in compliance with applicable law and in accordance with its terms and any related trust is exempt from federal income tax under Section 501(a) of the Code. There are no pending claims, lawsuits or actions relating to any San Benito Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of San Benito, none are threatened. No written or oral representations have been made to any employee or former employee of San Benito promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage or any other welfare benefit (as defined in ERISA Section 3(1)) for any period of time beyond the end of the current plan year (except to the extent of coverage required under Section 4980B of the Code). Compliance with FAS 106 would not create any material change to the San Benito Financial Statements. Except as required in connection with qualified plan amendments required by tax law changes and except for those San Benito Employee Plans identified on Schedule 3.39(b), the consummation of the transactions contemplated by this Agreement will not cause a termination or partial termination, or otherwise accelerate the time of payment, exercise, or vesting, or increase the amount of compensation due to any employee, officer, former employee or former officer of San Benito. There are no surrender charges, penalties, or other costs or fees that would be imposed by any person against San Benito, a San Benito Employee Plan, or any other person, including without limitation, a San Benito Employee Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any San Benito Employee Plan.

      (c) With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which San Benito is required by any of the rules contained in the Code or ERISA to be treated as a single employer (the "Controlled Group Plans"):

            (i) To the best knowledge of San Benito, all Controlled Group Plans that are "group health plans" (as defined in Section 5000(b)(1) of the Code and Section 733(a) of ERISA) have been operated up to the Closing in a manner so as to not subject San Benito to any material liability under Sections 4980B or 4980D of the Code;

            (ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five (5) calendar years; and

            (iii) There is no Controlled Group Plan that is a "multiple employer plan" or "multiemployer plan" (as either such term is defined in ERISA), nor has there been in the last five (5) calendar years.

Each such Controlled Group Plan is included in the listing of San Benito Employee Plans on Schedule 3.39(a).

      (d) Except as set forth on Schedule 3.39(d), all San Benito Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the San Benito Employee Plans are correct, complete, and current in all material respects, have been timely filed, and there have been no changes in the information set forth therein.

      (e) Except as set forth on Schedule 3.39(e), no payment that is owed or may become due to any director, officer, employee, or agent of San Benito as a result of the Merger will be non-deductible to San Benito or Pacific, as the case may be, or subject to tax under Sections 280G or 4999, nor will San Benito or Pacific be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

      (f) With respect to the San Benito Bank 1996 Deferred Compensation Plan and each Executive Supplemental Compensation Agreement, Director Supplemental Agreement, Life Insurance Endorsement Method Split Dollar Plan Agreement, and Deferred Fee Agreement that is maintained or contributed to or required to be contributed to, currently or in the past, by San Benito (the "Deferred Compensation Plans"):

            (i) Each of the Deferred Compensation Plans is a "top hat plan" (as defined in Section 201(2) of ERISA), and a statement, pursuant to Section 2520.104-23 of the Department of Labor Regulation, has been timely filed for each such plan;

            (ii) The value of the assets and the cash surrender value of any insurance policy maintained pursuant to each of the Deferred Compensation Plans exceeds the benefit payments and other liabilities that are payable to participants in such plan as of the Closing Date;

            (iii) Schedule 3.39(f)(iii) sets forth the following information with respect to the 1996 Deferred Compensation Plan:
                  (A) the name and age of each participant; (B) the value of each participant's deferral account as of
            December 31, 1999 (which shall be updated to the Closing Date); (C)
                  the amount of the irrevocable deferral election made by
            each participant and the specified number of plan years that such election is effective; and
                  (D) the value of each participant's death benefit and the
            following information as of the date of this Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with the death benefit: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due;

            (iv) Schedule 3.39(f)(iv) sets forth the following information with respect to each Executive Supplemental Compensation Agreement:
                  (A)   the name of each participant;
                  (B) the value of each participant's benefit account as of
            December 31, 1999 (which shall be updated to the Closing Date); and
                  (C) the value of each participant's death benefit and the
            following information as of the date of this Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with the benefits under agreement: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due;

            (v) Schedule 3.39(f)(v) sets forth the following information with respect to each Director Supplemental Compensation Agreement:

                  (A)   the name of each participant;
                  (B) the value of each participant's benefit account as of
            December 31, 1999 (which shall be updated to the Closing Date); and
                  (C) the value of each participant's death benefit and the
            following information as of the date of this Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with the benefits under agreement: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due;

            (vi) Schedule 3.39(f)(vi) sets forth the following information with respect to each Life Insurance Endorsement Method Split Dollar Plan
      Agreement:
                  (A)   the name of each participant; and
                  (B) the following information as of the date of this Agreement
            (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with agreement: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due; and

            (vii) Schedule 3.39(f)(vii) sets forth the following information with respect to each Deferred Fee Agreement:
                  (A) the name and age of each participant; (B) the value of each participant's deferral account as of
            December 31, 1999 (which shall be updated to the Closing Date); and
                  (C) the value of each participant's death benefit and the
            following information as of the date of this Agreement (which shall be updated to the Closing Date) regarding each insurance policy purchased in connection with the death benefit: name of the insurer, name of the policyholder, name of each covered insured, issue date, policy number, policy name, policy form, face amount, cash value, total amount of premiums paid, and the number and annual cost of remaining premiums due.

      SECTION 3.40 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of San Benito or for the account of a customer of San Benito, were entered into in the ordinary course of business and, to San Benito's best knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of San Benito enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. San Benito has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and, to San Benito's best knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

      SECTION 3.41 Representations Not Misleading. To San Benito's best knowledge, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of San Benito have been disclosed to Pacific in or in connection with this Agreement. No representation or warranty by San Benito contained in this Agreement, nor any statement, exhibit or schedule furnished to Pacific by San Benito under and pursuant to, or in anticipation of or in connection with, this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over San Benito or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially and adversely affects San Benito or San Benito's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the best knowledge of San Benito, will in the future result in a Material Adverse Change with respect to San Benito, other than general economic conditions. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by San Benito.


                                  ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PACIFIC

      Pacific hereby makes the representations and warranties set forth in this
Article IV to San Benito.
      SECTION 4.01 Organization and Qualification.

      (a) Pacific is a corporation, duly organized, validly existing under the laws of the State of California, and in good standing under all laws, rules, and regulations applicable to corporations located in the State of California. Pacific is a bank holding company registered under the BHCA. Pacific has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. True and complete copies of the Articles of Incorporation and Bylaws of Pacific, as amended to date, certified by the Secretary of Pacific, have been delivered to San Benito.

      (b) Schedule 4.01(b) sets forth a complete list of each Subsidiary (as defined in Section 12.08(B)) of Pacific (collectively, the "Pacific Subsidiaries"); including Santa Barbara Bank & Trust and First National Bank of Central California (such banks are referred to as the "Pacific Banking Subsidiaries"). Except as set forth on Schedule 4.01(b), (i) Pacific does not own or control any Affiliate (as defined in Section 12.08(A) hereof) other than the Pacific Subsidiaries, and (ii) none of the Pacific Subsidiaries owns or controls any Affiliate or Subsidiary. Each such Pacific Subsidiary has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on their respective businesses as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, as now owned, leased or operated. All of the issued and outstanding shares of capital stock of each such Pacific Subsidiary is owned by Pacific free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions of any nature whatsoever, and all such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights of any person. There are no options, warrants or rights outstanding to acquire any capital stock of the Pacific Subsidiaries and no person or entity has any other right to purchase or acquire any unissued shares of stock of any of the Pacific Subsidiaries, nor does any such Pacific Subsidiary have any obligation of any nature with respect to its unissued shares of stock.

      (c) The nature of the business of Pacific and the Pacific Subsidiaries do not require any of them to be licensed or qualified to do business in any jurisdiction other than the State of California. Except as disclosed on Schedule 4.01(c), neither Pacific nor any of the Pacific Subsidiaries has any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity.

      SECTION 4.02 Capitalization. The entire authorized capital stock of Pacific consists of (i) 60,000,000 shares of Pacific Common Stock, 24,554,294 shares of which are fully paid, validly issued, nonassessable and outstanding, and 1,511,957 additional shares of which have been reserved for issuance to holders of outstanding stock options to purchase shares of Pacific Common Stock, and (ii) 1,000,000 shares of preferred stock, 60,000 shares of which are designated and no shares of which are issued or outstanding. Except as disclosed in Schedule 4.02, there are no (i) other outstanding equity securities of any kind or character, (ii) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, Pacific to purchase or otherwise acquire any security of or equity interest in Pacific or (iii) outstanding subscriptions, options, rights, warrants, calls, convertible securities, irrevocable proxies or other agreements or commitments obligating Pacific to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of Pacific Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of Pacific Common Stock have been issued in full compliance with applicable law. There are no restrictions applicable to the payment of dividends on the shares of Pacific Common Stock, except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

      SECTION 4.03 Execution and Delivery. Pacific has taken all corporate action necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by Pacific and each constitutes and will constitute the valid and binding obligation of Pacific, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      SECTION 4.04 Compliance with Laws, Permits and Instruments.

      (a) Except as set forth in Schedule 4.04, Pacific and the Pacific Subsidiaries, as applicable, are in compliance with, and are not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles of Incorporation/Association or Bylaws of Pacific or any Pacific Subsidiary, (ii) any material provision of any loan agreement, security or pledge agreement, mortgage, indenture, lease, contract, agreement or other instrument applicable to Pacific or any Pacific Subsidiary or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award or, to the best of its knowledge, any statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to Pacific, the Pacific Subsidiaries or their respective assets, operations, properties or businesses now conducted or heretofore conducted, which noncompliance or violation would, individually or in the aggregate, reasonably be anticipated to have a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of Pacific taken as a whole.

      (b) The execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles of Incorporation/Association or Bylaws of Pacific or any Pacific Subsidiary, (ii) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to Pacific, the Pacific Subsidiaries or their assets, operations, properties or businesses, or (iii) any permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree or, to the best of its knowledge, any statute, law, ordinance, rule or regulation applicable to Pacific, the Pacific Subsidiaries or their assets, operations, properties or businesses.

      SECTION 4.05 Financial Statements. Pacific has furnished to San Benito true and complete copies of (i) the audited consolidated balance sheets of Pacific as of December 31, 1997 and 1998, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1996, 1997 and 1998, (ii) an unaudited consolidated balance sheet of Pacific as of September 30, 1999, and the related unaudited consolidated statement of income for the three-month period ended September 30, 1999 (such balance sheets and the related statements of income, stockholders' equity and cash flows are collectively referred to herein as the "Pacific Financial Statements"). Except as described in the notes to the Pacific Financial Statements, the Pacific Financial Statements fairly present, in all material respects, the consolidated financial position of Pacific as of the respective dates thereof and the results of operations and changes in financial position of Pacific for the periods then ended, in conformity with GAAP, applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the Pacific Financial Statements accurately and fairly reflect in all material respects the transactions of Pacific. The Pacific Financial Statements do not contain any items of extraordinary or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

      SECTION 4.06 Undisclosed Liabilities. Neither Pacific nor any of the Pacific Subsidiaries has any material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any service recognition or severance agreement, whether written or oral, or material liabilities for federal, state or local taxes or assessments or material liabilities under any agreement that are not reflected in or disclosed in the Pacific Financial Statements, except (i) those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of the Pacific Financial Statements or (ii) as disclosed on Schedule 4.06.

      SECTION 4.07 Litigation. Except as set forth on Schedule 4.07, there are no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or, to the best knowledge of Pacific, threatened against or affecting Pacific, any of the Pacific Subsidiaries or any of their respective current or former officers and directors (while acting in such capacity) at law or in equity, by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involves Pacific, the Pacific Subsidiaries or any of their current or former officers or directors (while acting in such capacity) or any of their properties or capital stock that would reasonably be anticipated to result in a Material Adverse Change with respect to Pacific, or materially and adversely affect the transactions contemplated by this Agreement, and Pacific does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the best knowledge of Pacific, threatened against Pacific or any of the Pacific Subsidiaries that questions the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Pacific pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

      SECTION 4.08 Consents and Approvals. Except for regulatory approvals and except as disclosed in Schedule 4.08, no approval, consent, order or authorization of, or registration, declaration or filing with, any governmental authority or other third party is required on the part of Pacific in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or the consummation by Pacific of the transactions contemplated hereby or thereby.

      SECTION 4.09 Taxes. Pacific has duly and timely filed with the appropriate Federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by Pacific, or for which Pacific may have liability, whether as a result of its own activities or by virtue of its affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by Pacific with respect to employees' withholding taxes have been duly made. Pacific is not and has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and, to Pacific's best knowledge, there is no basis for any such deficiency or claim. Except as set forth in Schedule 4.09, within the last six (6) years, Pacific's Federal income tax return has not been audited or examined and no such audit is currently pending or, to Pacific's best knowledge, threatened. Pacific has not been granted any extension of time with respect to the date on which any tax return not yet filed was or is due to be filed by or with respect to Pacific or any waiver or agreement by Pacific for the extension of time for the assessment or collection of any tax. Except as set forth in Schedule 4.09, Pacific (i) within the past six (6) years, has not committed any violation of any applicable Federal, state, local or foreign tax laws, and (ii) with respect to all prior years, has not committed any violation of any applicable Federal, state, local or foreign tax laws that is likely to result in a Material Adverse Change with respect to Pacific.

      The amounts set up as provisions for current or deferred taxes on the Pacific Financial Statements are sufficient in all material respects for the payment of all unpaid Federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of Pacific applicable to the periods covered by the Pacific Financial Statements, and all years and periods prior thereto. True and complete copies of the Federal income tax returns of Pacific as filed with the IRS for the years ended December 31, 1996, 1997, and 1998, have been delivered to San Benito

      SECTION 4.10 No Adverse Change. Except as disclosed in the Schedules to this Agreement or in the representations and warranties made in this Article IV, there has not been any Material Adverse Change since December 31, 1998, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change with respect to Pacific.

      SECTION 4.11 Regulatory Compliance. All reports, records, registrations, statements, notices and other documents or information required to be filed by Pacific and the Pacific Subsidiaries during the last two (2) years with any federal or state regulatory authority including, without limitation, the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency (the "OCC"), the California Commissioner and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are true, accurate, correct and complete. Except as disclosed on Schedule 4.11, Pacific and the Pacific Subsidiaries are not now nor have been, within the past six (6) years subject to any memorandum of understanding, cease and desist order, written agreement or other formal administrative action with any such regulatory bodies. Pacific does not believe any such regulatory bodies have any present intent to place Pacific or the Pacific Subsidiaries under any new administrative action. Except as set forth on Schedule 4.11, there are no actions or proceedings pending or threatened against Pacific or any Pacific Subsidiary by or before any such regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      SECTION 4.12 Securities and Exchange Commission Reports. Pacific has previously made available to San Benito an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1996 by Pacific with the S.E.C. pursuant to the Securities Act or the Exchange Act, and prior to the date hereof (the "Pacific Reports"). Except as set forth in Schedule 4.12, no such registration statement, prospectus, report, schedule or proxy statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1996, Pacific has timely filed all Pacific Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pacific Reports complied in all material respects with the published rules and regulations of the S.E.C. with respect thereto.

      SECTION 4.13 Registration Statement; Proxy Statement/Prospectus. None of the information supplied or to be supplied by Pacific or any of its directors, officers, employees or agents for inclusion in the Registration Statement (as defined in Section 5.03(c)) or the Proxy Statement/Prospectus (as defined in
Section 5.03(c)), or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the San Benito Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the San Benito Shareholders' Meeting. All documents that Pacific is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

      SECTION 4.14 Representations Not Misleading. To Pacific's best knowledge, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of Pacific and the Pacific Subsidiaries have been disclosed to San Benito in or in connection with this Agreement. No representation or warranty by Pacific contained in this Agreement, nor any statement, exhibit or schedule furnished to San Benito by Pacific under and pursuant to, or in anticipation of or in connection with, this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over Pacific or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that materially adversely affects Pacific or Pacific's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the best knowledge of Pacific, will in the future result in a Material Adverse Change with respect to Pacific, other than general economic conditions. No information material to the Merger and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by Pacific.

      SECTION 4.15 Title to Assets. Pacific has good and indefeasible title to assets and properties material to the business of Pacific and the Pacific Subsidiaries including, without limitation, real property and personal and intangible properties reflected in the Pacific Financial Statements or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind, except (i) as described in Schedule 4.15,
(ii) as noted in the Pacific Financial Statements, (iii) statutory liens not yet delinquent, (iv) consensual landlord liens, (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (vi) pledges of assets in the ordinary course of business to secure public funds deposits, and (vii) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the Pacific Financial Statements.

      SECTION 4.16 Community Reinvestment Act. The Pacific Banking Subsidiaries are in compliance with the CRA and all regulations promulgated thereunder, and Pacific has made available to San Benito copies of current CRA Statements for each Pacific Banking Subsidiary, all letters and written comments received by the Pacific Banking Subsidiaries since January 1, 1996 pertaining thereto and any responses by the Pacific Banking Subsidiaries to such comments. Each Pacific Banking Subsidiary had a rating of "satisfactory" or better as of its most recent CRA compliance examination and knows of no reason why it would not receive a rating of "satisfactory" or better at its next CRA compliance examination or why any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated by this Agreement as a result of any act or omission of any Pacific Banking Subsidiary under the CRA.

      SECTION 4.17 Fair Housing Act Home Mortgage Disclosure Act and Equal Credit Opportunity Act. Each Pacific Banking Subsidiary is in material compliance with the Fair Housing Act (42 U.S.C. ss. 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. ss. 2801 et seq.) and the Equal Credit Opportunity Act (15 U.S.C. ss. 1691 et seq.) and all regulations promulgated thereunder. No Pacific Banking Subsidiary has received any notices of any violation of said acts or any of the regulations promulgated thereunder, nor does any Pacific Banking Subsidiary have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to its compliance with said acts.

      SECTION 4.18 Usury Laws and Other Consumer Compliance Laws. All loans originated by a Pacific Banking Subsidiary have been made substantially in accordance with all applicable statutes and regulatory requirements at the time such loan or any renewal thereof, including without limitation Regulation Z (12 C.F.R. ss. 226 et seq.) issued by the Federal Reserve, the Federal Consumer Credit Protection Act (15 U.S.C. ss. 1601 et seq.) and all statutes and regulations governing the operations of California banking corporations or national banking associations, as the case may be. Each such loan was made in the ordinary course of business of a Pacific Banking Subsidiary.

      SECTION 4.19 Bank Secrecy Act. Each Pacific Banking Subsidiary is in material compliance with the Bank Secrecy Act (12 U.S.C. ss.ss. 1730(d) and 1829(b)) and all regulations promulgated thereunder, and each Pacific Banking Subsidiary has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its respective deposit accounts. Each Pacific Banking Subsidiary has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including, but not limited to, the IRS.

      SECTION 4.20 Leases, Contracts and Agreements. Schedule 4.20 sets forth a complete listing of all leases, subleases, licenses, contracts and agreements to which Pacific, including any of the Pacific Subsidiaries, is a party and which
(i) relate to real property used by Pacific in its operation, or (ii) involve annual payments to or by Pacific in excess of $1,000,000 and are material to the business or operations of Pacific and the Pacific Subsidiaries (exclusive of unfunded loan commitments and letters of credit issued by a Pacific Banking Subsidiary), or (iii) involve any unfunded loan commitments and letters of credit issued by a Pacific Banking Subsidiary where the borrower's total direct and indirect indebtedness to such Pacific Banking Subsidiary is in excess of $15,000,000 (the "Pacific Contracts"). True and correct copies of all such Pacific Contracts (other than unfunded loan commitments and letters of credit issued by a Pacific Banking Subsidiary) are included with Schedule 4.20. For the purposes of this Agreement, the Pacific Contracts shall be deemed not to include loans made by, Federal funds sold or purchased by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by a Pacific Banking Subsidiary. Except as set forth in Schedule 4.20, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of Pacific. To the best knowledge of Pacific, all of the Pacific Contracts are legal, valid and binding obligations of the parties to the Pacific Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in
Schedule 4.20, all rent and other payments by Pacific and any Pacific Subsidiary under the Pacific Contracts are current, there are no existing defaults by Pacific or any Pacific Subsidiary under the Pacific Contracts, and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Pacific and each Pacific Subsidiary has a good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests. The transactions contemplated by this Agreement, including the Merger, will not result in any material breach or termination of any such leasehold interest.

      SECTION 4.21 Pooling of Interests. As of the date of this Agreement, Pacific has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

      SECTION 4.22 Books and Records. The minute books, stock certificate books and stock transfer ledgers of Pacific and the Pacific Subsidiaries (i) have been kept accurately in the ordinary course of business, (ii) are complete and correct in all material respects, (iii) reflect transactions representing bona fide transactions, and (iv) do not fail to reflect transactions involving the business of Pacific or any Pacific Subsidiary that were required to have been set forth therein and that have not been accurately so set forth.

      SECTION 4.23 Employee Relationships. Pacific and the Pacific Subsidiaries (including their respective officers and directors while acting in such capacities) have complied in all material respects with all applicable laws relating to its relationships with its employees, and Pacific believes that the relationships between Pacific, including the Pacific Subsidiaries (including their respective officers and directors while acting in such capacities), and its employees are good. To the best knowledge of Pacific, no key executive officer or manager of any of the operations operated by Pacific and the Pacific Subsidiaries or any group of employees of Pacific and the Pacific Subsidiaries have any present plans to terminate their employment with Pacific or any Pacific Subsidiary. Neither Pacific nor any of the Pacific Subsidiaries is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency that requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against Pacific, including any of the Pacific Subsidiaries, before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the best of its knowledge, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of Pacific, including any Pacific Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any such employees. Pacific and the Pacific Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Pacific nor any of the Pacific Subsidiaries are engaged in any unfair labor practice.

      SECTION 4.24  Employee Benefit Plans.

      (a) Set forth on Schedule 4.24(a) is a complete and correct list of all "employee benefit plans" (as defined in ERISA), all "multiemployer plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is maintained or contributed to by Pacific or any Pacific Subsidiary, or with respect to which Pacific and the Pacific Subsidiaries has any liability, and (b) provides benefits, or describes policies or procedures applicable to, or for the welfare of, any officer, director, independent contractor, employee, service provider, former officer or former employee of Pacific or any Pacific Subsidiary, or the dependents or spouses of any such person, regardless of whether funded (the "Pacific Employee Plans").

      (b) No Pacific Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA or is otherwise subject to Title IV of ERISA, and Pacific has never sponsored or otherwise maintained such a plan. Pacific has delivered or made available to San Benito true, accurate and complete copies of the documents comprising each Pacific Employee Plan, and such other documents, records or other materials related thereto reasonably requested by San Benito. To the best knowledge of Pacific, there have been no prohibited transactions, breaches of fiduciary duty or any other breaches or violations of any law applicable to the Pacific Employee Plans that would subject Pacific to any material taxes, penalties, or other liabilities. Each Pacific Employee Plan intended to be qualified under Section 401(a) of the Code has a current favorable determination letter and, to the best knowledge of Pacific, has been operated in compliance with applicable law and in accordance with its terms. There are no pending claims, lawsuits or actions relating to any Pacific Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of Pacific, none are threatened. No written or oral representations have been made to any employee or former employee of Pacific or the Pacific Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under Section 4980B of the Code). Pacific is in compliance with FAS
106. Except as required in connection with qualified plan amendments required by tax law changes and except for those plans identified on Schedule 4.24(b), the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of Pacific.

      (c) With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which Pacific is required by any of the rules contained in the Code or ERISA to be treated as a single employer (the "Controlled Group Plans"):

            (i) To the best knowledge of Pacific, all Controlled Group Plans that are "group health plans" (as defined in Section 5000(b)(1) of the Code and Section 733(a) of ERISA) have been operated up to the Closing in a manner so as to not subject Pacific to any material liability under Sections 4980B or 4980D of the Code; and

            (ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five (5) calendar years.

            (iii) There is no Controlled Group Plan that is a "multiple employer plan" or "multiemployer plan" (as either such term is defined in ERISA), nor has there been in the last five (5) calendar years.

      SECTION 4.25 Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pacific (including any Pacific Subsidiary) or for the account of a customer of Pacific (including any Pacific Banking Subsidiary), were entered into in the ordinary course of business and, to Pacific's best knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any regulatory authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pacific or a Pacific Subsidiary enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pacific (including any Pacific Subsidiary) has duly performed in all material respects all of its material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pacific's best knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

      SECTION 4.26 Environmental Compliance.

      (a) Except as set forth on Schedule 4.26(a), Pacific is not aware of, nor has Pacific received notice of, any past or present conditions, events, activities, practices or incidents that are in violation of Environmental Laws (as defined in Section 12.08(D) hereof) or that may interfere with or prevent Pacific's continued compliance in all respects with all Environmental Laws.

      (b) Pacific and the Pacific Subsidiaries have obtained all permits, licenses and authorizations that are required under any Environmental Laws.

      (c) Except as set forth on Schedule 4.26(c), to Pacific's best knowledge, no Hazardous Materials (as defined in Section 12.08(E) hereof) exist on, about, or within any of the Pacific Properties (as defined in this Section 4.26) in violation of any Environmental Laws, nor, to Pacific's best knowledge, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Pacific Properties in violation of any Environmental Law and which have not been subsequently remediated. The use that Pacific, including the Pacific Subsidiaries, makes and intends to make of the Pacific Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Pacific Properties in violation of any Environmental Law.

      (d) There is no action, suit, proceeding, investigation or inquiry before any court, administrative agency or other governmental authority pending or, to Pacific's best knowledge, threatened against Pacific or any Pacific Subsidiary relating in any way to any Environmental Law. To the best of Pacific's knowledge, neither Pacific nor any Pacific Subsidiary has any liability for remedial action under any Environmental Law. Pacific has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the Pacific Properties nor has Pacific received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing Pacific that it is or may be liable in any way under any Environmental Law, or requesting information to enable such a determination to be made).

      (e) As used in this Section 4.26, the term "Pacific Property" or "Pacific Properties" shall include all real property currently owned or leased by Pacific or any of the Pacific Subsidiaries that is material in the conduct of its business, including, but not limited to, banking premises and material improvements and fixtures thereon. The phrase "to Pacific's knowledge" or similar phrases as used in this Section 4.26 shall mean the current actual knowledge of executive management of Pacific.


                                  ARTICLE V.
                            COVENANTS OF SAN BENITO

      San Benito hereby makes the covenants set forth in this Article V to Pacific.

      SECTION 5.01 Best Efforts. San Benito will use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

      SECTION 5.02 Merger Agreement. San Benito will duly authorize and, as soon as practicable after the San Benito Shareholders' Meeting (as defined in Section 5.03(a)), enter into the Merger Agreement, the form of which is attached hereto as Exhibit "A", and perform all of its obligations thereunder.

      SECTION 5.03   Submission of Merger to Shareholders.  San Benito shall:

            (a) Duly call, give notice of, convene and hold, on a date mutually selected by San Benito and Pacific, a meeting of its shareholders (the "San Benito Shareholders' Meeting") as soon as practicable for the purpose of approving and adopting the Merger and the Merger Agreement and the transactions contemplated hereby and thereby, including the Merger, as required by the GCL;

            (b) Not impose a requirement that the holders of more than the minimum required percentage (as set forth in San Benito's current Articles of Incorporation, current Bylaws or pursuant to provisions of the GCL requiring the lowest percentage vote) of the San Benito Common Stock entitled to vote on the Merger and the Merger Agreement approve the Merger and the Merger Agreement;

            (c) Cooperate and assist Pacific in (i) preparing a Registration Statement on Form S-4 relating to the shares of Pacific Common Stock to be issued to the Shareholders of San Benito as the Merger Consideration (the "Registration Statement") and a proxy statement/prospectus, including letter to shareholders, notice of special meeting and form of proxy (collectively, the "Proxy Statement/Prospectus") and (ii) filing the Registration Statement and the Proxy Statement/Prospectus (forming a part of the Registration Statement) with the S.E.C., including furnishing to Pacific all information concerning San Benito that Pacific may reasonably request in connection with preparation of such Registration Statement and Proxy Statement/Prospectus;

            (d) Subject to the fiduciary duties of the San Benito Board of Directors to the shareholders of San Benito, (i) include in the Proxy Statement/Prospectus the recommendation of the San Benito Board of Directors that the shareholders of San Benito vote in favor of the approval and adoption of the Merger and the Merger Agreement and the transactions contemplated hereby and thereby, (ii) use its best efforts to obtain such shareholder approval of the Merger and the Merger Agreement, and (iii) perform such other acts as may reasonably be requested by Pacific to ensure that such shareholder approval of the Merger and the Merger Agreement is obtained; and

            (e) Cause the Proxy Statement/Prospectus to be mailed to the shareholders of San Benito as soon as practicable following the effectiveness of the Registration Statement.

      SECTION 5.04 Information for Applications and Statements. San Benito will promptly, but in no event later than ten (10) business days after receipt of a written request by Pacific, furnish to Pacific all information, data and documents concerning San Benito, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by Pacific to, or filed by Pacific with, any governmental body in connection with the transactions contemplated by this Agreement (including the Registration Statement and the Proxy Statement/Prospectus), or in connection with any other transactions during the pendency of this Agreement, and San Benito represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. San Benito shall otherwise fully cooperate with Pacific in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

      SECTION 5.05 Required Acts of San Benito. Prior to the Closing, San Benito shall, unless otherwise permitted in writing by Pacific:

            (a) Operate only in the ordinary course of business and consistent with prudent banking practices;

            (b) Except as required by prudent business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors and employees, and to maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

            (c) Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business, except such obligations as San Benito may in good faith reasonably dispute;

            (d) Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by prudent business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion, and San Benito shall have the authority to purchase a rider to San Benito's existing policy of directors' and officers' liability insurance providing for the continuation of coverage provided by such policy for a period of thirty-six (36) months following the Effective Date with respect to actions occurring prior to the Effective Date to the extent that such coverage is obtainable for an aggregate premium not to exceed $30,000; provided, however, in the event the premium for such coverage exceeds $30,000, San Benito must first obtain the written consent of Pacific, which consent will not be unreasonably withheld;

            (e) File all reports required to be filed with governmental authorities and observe and conform, in all material respects, to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

            (f) Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

            (g) Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers; and

            (h) Account for all transactions and prepare all financial statements of San Benito in accordance with GAAP (unless otherwise instructed by RAP in which instance account for such transaction in accordance with RAP).

      SECTION 5.06 Prohibited Acts of San Benito. Prior to the Closing, San Benito shall not, without the prior written consent of Pacific:

            (a) Take any action that would reasonably be anticipated to result in a Material Adverse Change with respect to San Benito;

            (b) Take or fail to take any action that would cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude San Benito from making such representations and warranties at the time of the Closing;

            (c) Change its Articles of Incorporation or Bylaws or its authorized capital stock;

            (d) Except as explicitly permitted hereunder or in accordance with applicable law, engage in any transaction with any affiliated person or allow such persons to acquire any assets from San Benito, except (i) in the form of wages, salaries, fees for legal services and reimbursement of expenses and (ii) loans to its officers, directors and employees made in the ordinary course of business and consistent with San Benito's past practice; provided that, with respect to all such loans made after the date of this Agreement, San Benito shall immediately thereafter notify Pacific and provide appropriate loan file documentation with respect to each such loan made;

            (e) Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with prudent banking practices and except for liabilities incurred in connection with the transactions contemplated hereby;

            (f) Except as provided in Section 5.22, declare or make any payment of dividends or other distributions to its shareholder, or purchase, retire or redeem, or obligate itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

            (g) Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto (except for the issuance of San Benito Common Stock pursuant to the valid exercise of San Benito Stock Options, as defined in Section 6.13 hereof, which are outstanding on the date of this Agreement);

            (h) Grant any new stock options or, except as provided by the San Benito Stock Option Plans, accelerate the vesting, or permit the acceleration of vesting, of any existing stock options, except as provided in this Agreement;

            (i) Accelerate the vesting of pension or other benefits in favor of employees of San Benito, except as provided in the deferred compensation plans of San Benito listed on Schedule 5.06(i);

            (j) Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

            (k) Mortgage, pledge or subject to lien or charge, or grant any security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

            (l) Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim of material value, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

            (m) Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except (i) employee severance benefits contemplated by
      Section 1.11 of this Agreement, (ii) compensation adjustments contemplated within San Benito's 1999/2000 budget approved in advance by Pacific (which approval shall not be unreasonably withheld) and consistent with safe and sound banking principles, and (iii) except as required by applicable law or outstanding agreements listed on Schedule 5.06(m);

            (n) Except for improvements or betterments relating to San Benito Properties, make any capital expenditures or capital additions or betterments in excess of an aggregate of $100,000;

            (o) Hire or employ any person as a replacement for an existing position with an annual salary equal to or greater than $50,000 or hire or employ any person for any newly created position;

            (p) Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

            (q) Make any, or acquiesce with any, change in any (i) credit underwriting standards or practices, (ii) asset liability management techniques, or (iii) accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by San Benito's independent auditors, or as required by any applicable regulatory authority;

            (r) Take any action that would prevent the Merger from qualifying as a business combination transaction for which "pooling of interests" accounting is available.

            (s) Sell any investment securities in a transaction involving a book gain or loss of more than $50,000 on such sale, or purchase any investment securities other than purchases of U.S. Treasury securities with a maturity of two years or less (and only after giving notice to Pacific of any purchases in excess of $1,000,000);

            (t) Make, renew, extend the maturity of, or alter any of the material terms of any loan, other than classified loans (which are addressed in Section 5.06(u)), to any single borrower and his or her related interests in excess of the principal amount of $350,000; provided, however, that Pacific shall be deemed to have given its consent under this
      Section 5.06(t) unless Pacific objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by Pacific of all information relating to the making, renewal or alteration of such loan;

            (u) Make, renew, extend the maturity of, or alter any of the material terms of any classified loan to any single borrower and his or her related interests in excess of the principal amount of $100,000; provided, however, that Pacific shall be deemed to have given its consent under this Section 5.06(u) unless Pacific objects to such transaction no later than 48 hours (weekends and bank holidays shall not count) after actual receipt by Pacific of all information relating to the making, renewal or alteration of such loan; or

            (v) Create any new branches or enter into any acquisitions or leases of real property, including both new leases and lease extensions.

      SECTION 5.07 Access; Pre-Closing Investigation. Subject to the provisions of Article XI, San Benito shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of Pacific full access to the properties, books, contracts and records of San Benito, permit Pacific to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon pursuant to Section 5.15) as they may require and furnish to Pacific during such period all such information concerning San Benito and its affairs as Pacific may reasonably request, in order that Pacific may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of San Benito, including, without limitation, access sufficient to verify the absence of any Material Adverse Change with respect to San Benito, the accuracy of the representations and warranties made by San Benito in this Agreement, the value of the assets and the liabilities of San Benito and the satisfaction of the conditions precedent to Pacific's obligations described in Article VIII of this Agreement. Pacific shall use its best efforts not to disrupt the normal business operations of San Benito. San Benito agrees at any time, and from time to time, to furnish to Pacific as soon as practicable, any additional information that Pacific may reasonably request.

      SECTION 5.08 Director and Committee Meetings. San Benito shall give notice to two (2) designees of Pacific and shall invite such persons to attend all regular and special meetings of the Board of Directors of San Benito and all regular and special meetings of any board or senior management committee of San Benito; provided, however, that San Benito reserves the right to exclude such invitees from any portion of any such meeting specifically relating to the transactions contemplated by this Agreement or which, upon the advice of counsel, are otherwise privileged. In addition, San Benito shall provide Pacific with copies of the minutes of all regular and special meetings of the Board of Directors of San Benito and minutes of all regular and special meetings of any board or senior management committee of San Benito held on or after the date of this Agreement (except portions of such minutes which are devoted to the discussion of this Agreement or the Merger or which, upon the advise of counsel, are otherwise privileged). Copies of such minutes shall be provided to Pacific within fifteen (15) business days following the date of such meeting.

      SECTION 5.09 Additional Financial Statements. San Benito shall promptly furnish Pacific with true and complete copies of (i) Exchange Act reports and Call Reports of San Benito for the year and/or quarter ended December 31, 1999 and each quarter thereafter until the Effective Date, (ii) monthly directors' reports of San Benito, and (iii) unaudited month-end financial statements of San Benito.

      SECTION 5.10 Untrue Representations. San Benito shall promptly notify Pacific in writing if San Benito becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to Pacific or any representation or warranty made in or pursuant to this Agreement or that results in San Benito's failure to comply with any covenant, condition or agreement contained in this Agreement.

      SECTION 5.11 Litigation and Claims. San Benito shall promptly notify Pacific in writing of any litigation, or of any claim, controversy or contingent liability that is expected to become the subject of litigation, against San Benito or affecting any of its properties if such litigation or potential litigation would, in the event of an unfavorable outcome, result in a Material Adverse Change with respect to San Benito, and San Benito shall promptly notify Pacific of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the best knowledge of San Benito, threatened against San Benito that questions or is likely to question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or any actions taken or to be taken by San Benito pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

      SECTION 5.12 Adverse Changes. San Benito shall promptly notify Pacific in writing if any change or development shall have occurred or, to the best knowledge of San Benito, been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of San Benito that has or may reasonably be expected to have or lead to a Material Adverse Change with respect to San Benito or that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement. Notwithstanding the disclosure to Pacific of any such change, San Benito shall not be relieved of any liability to Pacific pursuant to this Agreement for, nor shall the providing of such information by San Benito to Pacific be deemed a waiver by Pacific of, the breach of any representation or warranty of San Benito contained in this Agreement.

      SECTION 5.13 No Negotiation with Others. Until the Effective Date or the earlier termination of this Agreement, San Benito shall not, directly or indirectly, nor shall it permit any of its officers, directors, employees, representatives or agents to, directly or indirectly: (i) encourage, solicit or initiate discussions or negotiations with, or (ii) except upon advice of counsel to the extent required to fulfill the fiduciary duties owed to the shareholders of San Benito, entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than Pacific or its Affiliates or associates or officers, partners, employees or other authorized representatives of Pacific or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving San Benito. As soon as practicable following receipt of any unsolicited written offer, San Benito will communicate in writing to Pacific the terms of any proposal or request for information.

      SECTION 5.14 Consents and Approvals. San Benito shall use its best efforts to obtain at the earliest practicable time all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement.

      SECTION 5.15  Environmental Investigation; Right to Terminate Agreement.

      (a) Pacific and its consultants, agents and representatives shall have the right, to the same extent that San Benito has such right, but not the obligation or responsibility, to inspect any San Benito Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to the date which is forty-five (45) calendar days from the date of this Agreement. Pacific shall notify San Benito prior to any physical inspections of the San Benito Property, and San Benito may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by Pacific, Pacific shall (i) notify San Benito of any San Benito Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to the date which is sixty (60) calendar days from the date of this Agreement. Pacific shall give reasonable notice to San Benito of such secondary investigations, and San Benito may place reasonable time and place restrictions on such secondary investigations.

      (b) Pacific shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.26 is not true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by Pacific because the environmental inspection, secondary investigation or other environmental survey identifies violations or potential violations of Environmental Laws; (iii) San Benito has refused to allow Pacific to conduct an Environmental Inspection or secondary investigation in a manner that Pacific reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action by San Benito that would result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any San Benito Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any San Benito Property, the removal of which would result in a Material Adverse Change. On or prior to the date which is ninety (90) calendar days from the date of this Agreement, Pacific shall advise

San Benito in writing as to whether Pacific intends to terminate this Agreement in accordance with Section 9.02 because Pacific disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. San Benito shall have the opportunity to correct any objected to violations or conditions to Pacific's reasonable satisfaction prior to the date which is one hundred and fifteen (115) calendar days from the date of this Agreement. In the event that San Benito fails to demonstrate its satisfactory correction of the violations or conditions to Pacific, Pacific may terminate the Agreement on or before the date which is one hundred and twenty-five (125) days from the date of this Agreement.

      (c) San Benito agrees to make available to Pacific and its consultants, agents and representatives all documents and other material relating to environmental conditions of any San Benito Property including, without limitation, the results of other environmental inspections and surveys. San Benito also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Pacific and shall be entitled to certify the same in favor of Pacific and its consultants, agents and representatives and make all other data available to Pacific and its consultants, agents and representatives.

      (d) For purposes of this Section, the term "San Benito Property" or "San Benito Properties" shall have the same meaning given in Section 3.26(e).

      SECTION 5.16 Restrictions on Resales. At least forty (40) days prior to the Closing Date, San Benito shall deliver to Pacific a list identifying each person who may reasonably be deemed an "affiliate" of San Benito within the meaning of such term as used in Rule 145 under the Securities Act. San Benito shall obtain and deliver to Pacific, not less than thirty-one (31) days prior to the Closing Date, the signed agreement, in the form of Exhibit "E" hereto (the "Shareholder Letter"), of each "affiliate" of San Benito, and of any person who may become an "affiliate" of San Benito after the date of this Agreement, regarding (i) compliance with the provisions of such Rule 145, and (ii) compliance with the requirements of Accounting Principles Board Opinion No. 16 regarding the disposition of shares of San Benito Common Stock or Pacific Common Stock (or reduction of risk with respect thereto) until such time as the financial results covering at least thirty (30) days of post- Merger combined operations have been published. San Benito shall notify all "affiliates" as far in advance as is reasonably practicable of the date on which the thirty (30) day period prior to the Closing Date is likely to begin.

      SECTION 5.17 Shareholder Lists. After the date of this Agreement, San Benito shall from time to time make available to Pacific, upon request, a list of its shareholders and their addresses, a list showing all transfers of San Benito Common Stock and such other information as Pacific may reasonably request regarding both the ownership and prior transfers of San Benito Common Stock.

      SECTION 5.18 Employee Pension Plans. San Benito agrees the employee pension plans of San Benito, including the San Benito Bank 401(k)/Profit Sharing Plan, as amended (collectively, the "San Benito Pension Plans") may be frozen, modified or merged into similar employee pension plans maintained by Pacific or any Pacific Subsidiary, including the Pacific Capital Bancorp Employee Stock Ownership Plan and the Incentive and Investment and Salary Savings Plan, on or after the Effective Date, as determined by Pacific in its sole discretion, subject to compliance with applicable law, so long as any such action preserves the rights of the participants in such San Benito Pension Plans (including, without limitation, vesting rights).

      SECTION 5.19 Employee Welfare Benefit Plans. San Benito agrees that San Benito's employee welfare benefit plans, as defined in Section 3(1) of ERISA, may be terminated, modified or merged into Pacific's welfare benefit plans on or after the Effective Date, as determined by Pacific in its sole discretion, subject to compliance with applicable law so long as any such action preserves the rights of participants in such plans.

      SECTION 5.20 San Benito Stock Option Plans. The Board of Directors of San Benito shall, pursuant to the terms of the San Benito Stock Option Plans (as defined in Section 6.13), provide for the assumption by Pacific of all outstanding San Benito Stock Options (as defined in Section 6.13), whether or not exercisable or vested, in the manner set forth in Section 6.13. Within thirty (30) days following the date of this Agreement, San Benito shall use its best efforts to obtain from each employee who maintains an employment contract with San Benito and who holds or has held a San Benito Stock Option a signed acknowledgment indicating that the economic value of the difference between the market value and the exercise price of any San Benito Stock Option granted to such employee of San Benito is not included or factored into any calculation of such employee's compensation for purposes of any severance arrangement relative to such employee. Signed acknowledgments shall be delivered to Pacific at Closing pursuant to Section 2.02(L).

      SECTION 5.21 Director Voting. San Benito shall use its best efforts to have each of its directors agree to vote, or cause to be voted, all shares of San Benito Common Stock beneficially owned by them at the San Benito Shareholders' Meeting in favor of the Merger. Subject to such directors' fiduciary duties, each such director shall execute such documents as are reasonably necessary to evidence their determination to vote their shares of San Benito Common Stock in favor of the Merger at the San Benito Shareholders' Meeting.

      SECTION 5.22 Dividends. Except as consistent with prior practices in previous years in terms of both amount and timing (which amount shall not exceed 25% of San Benito's year-end net income), San Benito shall not declare, set aside or pay any dividend in respect of San Benito Common Stock or make any other distribution to shareholders (including, without limitation, any stock dividend, dividends in kind or other distribution), whether in cash, stock or other property, after the date of this Agreement.

      SECTION 5.23 Non-Compete Agreements. Prior to the Closing Date, San Benito shall use its best efforts to cause each of the persons identified on Exhibit "F" to enter into an agreement not to compete with Pacific to be dated as of the Closing Date and to become effective on the Effective Date (each a "Non-Compete Agreement"). The form of the Non-Compete Agreement is attached as Exhibit "G" hereto.

      SECTION 5.24 Pooling of Interests Accounting Treatment. San Benito shall, and shall use its best efforts to cause its directors and officers to, use all commercially reasonable efforts not inconsistent with the terms of this Agreement to structure and consummate the Merger and all actions related thereto in a manner that will qualify the Merger for "pooling of interests" accounting treatment as determined by Pacific's independent accounting firm and by any securities regulatory body which may review the Registration Statement, including, without limitation, the S.E.C.



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



      SECTION 5.25 Disclosure Schedules. San Benito agrees at or prior to the Closing to provide Pacific with supplemental Schedules to be delivered by San Benito pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.

      SECTION 5.26 Additional Accruals and Reserves. San Benito shall establish such additional accruals and reserves as may be necessary to conform San Benito's accounting and credit loss reserve practices and methods to those of Pacific and Pacific's plans with respect to the conduct of San Benito's business following the Merger and to provide for the costs and expenses relating to the consummation by San Benito of the Merger and the other transactions contemplated by this Agreement. Pacific acknowledges that the establishment of such accruals and reserves and provision for such costs and expenses (i) shall not be deemed to cause the San Benito Financial Statements to have been prepared other than in accordance with GAAP, (ii) shall not constitute a material adverse change in the condition of San Benito, and (iii) shall not constitute a breach of any provision of this Agreement by San Benito.


                                  ARTICLE VI.
                             COVENANTS OF PACIFIC

      Pacific hereby makes the covenants set forth in this Article VI to San Benito.

      SECTION 6.01 Best Efforts. Pacific will use its best efforts to perform and fulfill all conditions and obligations on its part to be performed of fulfilled under this Agreement and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

      SECTION 6.02 Incorporation and Organization of Newco. Pacific will incorporate, or will cause the incorporation of, Newco under the laws of the State of California.

      SECTION 6.03 Merger Agreement. Pacific will, and will cause Newco to, as soon as practicable after the San Benito Shareholders' Meeting, enter into the Merger Agreement, the form of which is attached hereto as Exhibit "A", and Pacific shall perform, and shall cause Newco to perform, all of their respective obligations thereunder.

      SECTION 6.04  Regulatory Approvals and Registration Statement.

      (a) Pacific, with the cooperation of San Benito, shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by Pacific in connection with this Agreement and the transactions contemplated hereby, including but not limited to the necessary applications for the prior approval of the Merger by the Federal Reserve, the California Department of Financial Institutions and the FDIC. Pacific shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time.

      (b) Pacific shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement, the Pacific Common Stock for the Merger Consideration and shall, with the cooperation of San Benito, file with the S.E.C. the Registration Statement, which Registration Statement will contain the Proxy Statement/Prospectus, and Pacific shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of San Benito, at the time of the San Benito Shareholders' Meeting and on the Effective Date, the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.

      (c) Pacific shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

      (d) Pacific shall promptly and properly prepare and file (i) any application required to list on Nasdaq the shares of Pacific Common Stock to be issued pursuant to the Merger, and (ii) any filings required under the Exchange Act, relating to the Merger and the transactions contemplated herein.

      (e) Pacific shall keep San Benito reasonably informed as to the status of such applications and filings, and Pacific shall promptly furnish San Benito and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

      (f) Pacific shall not take any action at any time after the Effective Date which would cause the Merger not to qualify as a reorganization within the meaning of Section 368 of the Code.

      SECTION 6.05 Information for Applications and Statements. Pacific will promptly, but in no event later than ten (10) business days after receipt of a written request by San Benito, furnish to San Benito all information, data and documents concerning Pacific and Newco, including, but not limited to, financial statements, required for inclusion in any application or statement to be made by San Benito to, or filed by San Benito with, any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any other transactions during the pendency of this Agreement, and Pacific represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. Pacific shall otherwise fully cooperate with San Benito in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

      SECTION 6.06 Acts of Newco. Prior to the Closing, Pacific shall not cause Newco to take any action or execute any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement.

      SECTION 6.07 Prohibited Acts of Pacific. Prior to the Closing, Pacific and, as applicable, the Pacific Subsidiaries shall not, without the prior written consent of San Benito:

            (a) Take any action that would reasonably be anticipated to result in a Material Adverse Change with respect to Pacific;

            (b) Take or fail to take any action that would cause or permit the representations and warranties made in Article IV hereof to be inaccurate at the time of the Closing or preclude Pacific from making such representations and warranties at the time of the Closing;

            (c) Make any, or acquiesce with any, change in any accounting methods, principles or material practices, except as required by changes in GAAP as concurred in by Pacific's independent auditors;

      SECTION 6.08 Access; Pre-Closing Investigation. Subject to the provisions of Article XI, Pacific shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of San Benito reasonable access to the properties, books, contracts and records of Pacific and the Pacific Subsidiaries, permit San Benito to make such inspections as they may require and furnish to San Benito during such period all such information concerning Pacific and the Pacific Subsidiaries and its affairs as San Benito may reasonably request, in order that San Benito may have the opportunity to make such reasonable investigation as it shall desire to make of the affairs of Pacific and the Pacific Subsidiaries, including, without limitation, access sufficient to verify the absence of any Material Adverse Change with respect to Pacific, the accuracy of the representations and warranties made by Pacific in this Agreement, the value of the assets and the liabilities of Pacific and the satisfaction of the conditions precedent to San Benito's obligations described in Article VII of this Agreement. San Benito shall use its best efforts not to disrupt the normal business operations of Pacific and the Pacific Subsidiaries. Pacific agrees at any time, and from time to time, to furnish to San Benito as soon as practicable, any additional information that San Benito may reasonably request.

      SECTION 6.09 Untrue Representations. Pacific shall promptly notify San Benito in writing if Pacific becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to San Benito or any representation or warranty made in or pursuant to this Agreement or that results in Pacific's failure to comply with any material covenant, condition or agreement contained in this Agreement.

      SECTION 6.10 Litigation and Claims. Pacific shall promptly notify San Benito of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the best knowledge of Pacific, threatened against Pacific or any Pacific Subsidiary that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by Pacific pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

      SECTION 6.11 Adverse Change. Pacific shall promptly notify San Benito in writing if any change or development shall have occurred or, to the best knowledge of Pacific, been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of Pacific or the Pacific Subsidiaries that has or may reasonably be expected to have or lead to a Material Adverse Change with respect to Pacific or that would adversely affect, prevent or delay the obtaining of any regulatory approval for the consummation of the transactions contemplated by this Agreement. Notwithstanding the disclosure to San Benito of any such change, Pacific shall not be relieved of any liability to San Benito pursuant to this Agreement for, nor shall the providing of such information by Pacific to San Benito be deemed a waiver by San Benito of, the breach of any representation or warranty of Pacific contained in this Agreement.

      SECTION 6.12 Consents and Approvals. Pacific shall use its best efforts to obtain all consents and approvals from third parties necessary to consummate the transactions contemplated by this Agreement at the earliest practicable time.

      SECTION 6.13 Stock Options.

      (a) On the Effective Date, each outstanding option to purchase shares of San Benito Common Stock (a "San Benito Stock Option") issued pursuant to the San Benito Bank 1984 Amended Stock Option Plan and the San Benito Bank 1995 Stock Option Plan (together, the "San Benito Stock Option Plans"), whether or not exercisable or vested, shall be assumed by Pacific as hereinafter provided. Each San Benito Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such San Benito Stock Option, the number of full shares of Pacific Common Stock calculated in accordance with the provision of Section 1.05. In no event shall Pacific be required to issue fractional shares of Pacific Common Stock upon the exercise of a converted option.

      (b) Pacific shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement the number of full shares of Pacific Common Stock calculated in accordance with Section 1.05. As soon as practicable after the Effective Date, Pacific shall deliver to each holder of San Benito Stock Options appropriate notices setting forth such holders' rights pursuant to the San Benito Stock Option Plans, and the agreements evidencing the grants of such San Benito Stock Options shall continue in effect on the same terms and conditions (subject to the conversion required by Section 1.05 after giving effect to the Merger and the assumption by Pacific as set forth above). To the extent necessary to effectuate the provisions of this Section 6.13, Pacific may deliver new or amended agreements reflecting the terms of each San Benito Stock Option assumed by Pacific and amend the San Benito Stock Option Plans to reflect the terms hereof.

      (c) As soon as practicable after the Effective Date, Pacific shall file with the S.E.C. a registration statement on an appropriate form with respect to the shares of Pacific Common Stock subject to such converted options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

      SECTION 6.14 Director and Officer Liability Insurance. Upon the Effective Date, any executive officer or director of San Benito who becomes an officer or director of Pacific (including any Pacific Subsidiary) shall be included in Pacific's director and officer insurance policy.

      SECTION 6.15 Conduct of Business in the Ordinary Course. Except as specifically provided for in this Agreement, Pacific shall conduct its business in the ordinary course as heretofore conducted. For purposes of this Section 6.15, the ordinary course of business shall consist of the banking and related business as presently conducted by Pacific and the Pacific Subsidiaries, and engaging in acquisitions and assisting in the management of its Subsidiaries.

      SECTION 6.16 Pooling of Interests Accounting Treatment. Pacific shall, and shall use its best efforts to cause its directors and officers to, use all commercially reasonable efforts not inconsistent with the terms of this Agreement to structure and consummate the Merger and all actions related thereto in a manner that will qualify the Merger for "pooling of interests" accounting treatment as determined by Pacific's independent accounting firm and by any securities regulatory body which may review the Registration Statement, including without limitation, the S.E.C.

      SECTION 6.17 Disclosure Schedules. Pacific agrees at or prior to the Closing to provide San Benito with supplemental Schedules to be delivered by Pacific pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.

      SECTION 6.18 Assumption of Obligations. If, prior to the Effective Date, Pacific should enter into a definitive agreement with a third party providing for (i) the acquisition of 50% or more of the outstanding capital stock of Pacific by such third party or an affiliate of such third party, (ii) any merger or consolidation of Pacific into any entity of which Pacific is not the surviving entity, (iii) the sale of all or substantially all of the assets of Pacific, (iv) any reorganization of Pacific in a transaction that will result in the disposition of substantially all of the assets of Pacific, or (v) the issuance and sale or disposition of securities representing 50% or more of the Pacific Common Stock, Pacific will expressly provide for the assumption by such third party of Pacific's rights and obligations under this Agreement with San Benito.


                                 ARTICLE VII.
            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SAN BENITO

      All obligations of San Benito under this Agreement are subject to the fulfillment (or, if legally permissible, waiver by San Benito), prior to or at the Closing, of each of the following conditions:

      SECTION 7.01 Compliance with Representations, Warranties and Agreements.

      (a) All representations and warranties made by Pacific in this Agreement or in any document or schedule delivered to San Benito pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).

      (b) Pacific shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by Pacific prior to or at the Closing.

      SECTION 7.02 Shareholder Approval. The holders of at least the minimum required percentage of San Benito Common Stock entitled to vote on the Agreement, the Merger Agreement and the Merger shall have approved the Agreement, the Merger Agreement and the Merger.

      SECTION 7.03 Government and Other Approvals. Pacific and San Benito shall have received approvals, acquiescence or consents, all on terms and conditions mutually acceptable to Pacific and San Benito, of the transactions contemplated by this Agreement, and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the S.E.C., the Federal Reserve, the FDIC and the California Department of Financial Institutions, and all applicable waiting periods shall have expired, and Pacific and San Benito shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

      SECTION 7.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would: (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of Pacific, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change, or (e) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject San Benito or subject any officer, director, shareholder or employee of San Benito to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

      SECTION 7.05 Delivery of Closing Documents. San Benito shall have received all documents required to be received from Pacific on or prior to the Closing Date as set forth in Section 2.03 hereof, all in form and substance reasonably satisfactory to San Benito.

      SECTION 7.06 Receipt of Fairness Opinion. The Board of Directors of San Benito shall have received, on or before the date of the mailing of the Proxy Statement/Prospectus, from its investment advisor, Hoefer & Arnett Incorporated, an unqualified written opinion to the effect that the Merger Consideration is fair to the shareholders of San Benito from a financial point of view.

      SECTION 7.07 Receipt of Pooling Opinions. San Benito shall have received an opinion letter, dated as of the Closing Date, from Deloitte & Touche LLP, independent public accountants


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



for San Benito, to the effect that San Benito qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting would be available under Accounting Principles Board Opinion No. 16 ("APB 16"). San Benito shall have also received a copy of an opinion letter, dated as of the Closing Date, from Arthur Andersen LLP, independent public accountants for Pacific, to the effect that the Merger will qualify for "pooling of interests" accounting treatment under APB 16 if closed and consummated in accordance with this Agreement. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for "pooling of interests" accounting treatment.

      SECTION 7.08 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the S.E.C. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

      SECTION 7.09 Federal Tax Opinion. San Benito shall have received a copy of the opinion of Jenkens & Gilchrist, P.C., counsel to Pacific, to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, (ii) no gain or loss will be recognized for federal income tax purposes by the holders of shares of San Benito Common Stock upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares), (iii) the basis of shares of Pacific Common Stock received by the shareholders of San Benito will be the same as the basis of shares of San Benito Common Stock exchanged therefor, and (iv) the holding period of the shares of Pacific Common Stock received by such shareholders will include the holding period of the shares of San Benito Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date. In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of Pacific, San Benito and others.

      SECTION 7.10 Accounting Treatment. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be reasonably satisfactory to San Benito, San Benito shall not have received notification from any proper regulatory authority that San Benito's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and San Benito shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

      SECTION 7.11 No Material Adverse Change. There shall have been no Material Adverse Change with respect to Pacific since December 31, 1998.

                                 ARTICLE VIII.
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PACIFIC

      All obligations of Pacific under this Agreement are subject to the fulfillment (or, if legally permissible, waiver by Pacific), prior to or at the Closing, of each of the following conditions:



      SECTION 8.01 Compliance with Representations, Warranties and Agreements.

      (a) All representations and warranties made by San Benito in this Agreement or in any document or schedule delivered to Pacific pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date).

      (b) San Benito shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by San Benito prior to or at the Closing.

      SECTION 8.02 Shareholder Approvals. The holders of at least the minimum required percentage of San Benito Common Stock entitled to vote on the Agreement, the Merger Agreement and the Merger shall have approved the Agreement, the Merger Agreement and the Merger.

      SECTION 8.03 Government and Other Approvals. Pacific and San Benito shall have received approvals, acquiescence or consents, all on terms and conditions acceptable to Pacific, of the transactions contemplated by this Agreement and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the S.E.C., the Federal Reserve, the FDIC and the California Department of Financial Institutions, and all applicable waiting periods shall have expired, and Pacific and San Benito shall have received the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, Pacific may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

      SECTION 8.04 No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger Agreement, the Merger, or the transactions contemplated hereby or thereby by any Federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (a) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (b) require the divestiture of a material portion of the assets of San Benito, (c) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (d) otherwise result in a Material Adverse Change, or (e) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject Pacific or subject any officer, director, shareholder or employee of Pacific to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (a) through (e) above.

      SECTION 8.05 Delivery of Closing Documents. Pacific shall have received all documents required to be received from San Benito on or prior to the Closing Date as set forth in Section 2.02 hereof, all in form and substance reasonably satisfactory to Pacific.

      SECTION 8.06 Receipt of Shareholder Letters. Pacific shall have received from San Benito, at least 31 days prior to the Closing Date, the signed Shareholder Letters, in the form attached hereto as Exhibit "E" hereof, of each person who may reasonably be deemed an "affiliate" of San Benito within the meaning of such term as used in Rule 145 under the Securities Act.

      SECTION 8.07 Dissenting Shareholders. Holders of not more than a certain percentage (not to exceed 9.9%) of the issued and outstanding shares of San Benito Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders under applicable provisions of the GCL such that their receipt of cash pursuant to the exercise of their appraisal rights, when combined with all other cash transactions required to be considered under GAAP, would result in the Merger not qualifying for "pooling of interests" accounting treatment under APB 16.

      SECTION 8.08 Receipt of Pooling Opinions. Pacific shall have received an opinion letter, dated as of the Closing Date, from Deloitte & Touche LLP, independent public accountants for San Benito, to the effect that San Benito qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting would be available under APB 16. Pacific shall have also received an opinion letter, dated as of the Closing Date, from Arthur Andersen LLP, its independent public accountants, to the effect that the Merger will qualify for "pooling of interests" accounting treatment under APB 16 if closed and consummated in accordance with this Agreement. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for "pooling of interests" accounting treatment.

      SECTION 8.09 Registration Statement. The Registration Statement, including any amendments or supplements thereto, shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect or proceedings for purpose pending before or threatened by the S.E.C. All state securities permits or approvals required by applicable state securities laws to consummate the transactions contemplated by this Agreement and the Merger Agreement shall have been received and remain in effect.

      SECTION 8.10 Federal Tax Opinion. Pacific shall have received an opinion of its counsel, Jenkens & Gilchrist, P.C., to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized for federal income tax purposes by the holders of shares of San Benito Common Stock upon receipt of the Merger Consideration (except for cash received in lieu of fractional shares),
(iii) the basis of shares of Pacific Common Stock received by the shareholders of San Benito will be the same as the basis of shares of San Benito Common Stock exchanged therefor, and (iv) the holding period of the shares of Pacific Common Stock received by such shareholders will include the holding period of the shares of San Benito Common Stock exchanged therefor, provided such shares were held as capital assets as of the Effective Date. In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of Pacific, San Benito and others.

      SECTION 8.11 Accounting Treatment. All accounting and tax treatment, entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be reasonably satisfactory to Pacific, Pacific shall not have received notification from any proper regulatory authority that Pacific's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and Pacific shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

      SECTION 8.12 No Material Adverse Change. There shall have been no Material Adverse Change with respect to San Benito since December 31, 1998.


                                 ARTICLE IX.
                    EXPENSES, TERMINATION AND ABANDONMENT

      SECTION 9.01 Expenses. Each of the parties hereto shall bear its respective costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement; provided, however, in the event that:

            (a) this Agreement is terminated by Pacific because (i) the Merger Agreement is not approved by the required vote of shareholders at the San Benito Shareholders' Meeting, and (ii) either (a) the Board of Directors of San Benito (subject to compliance with its fiduciary duties as advised by counsel) shall have failed to have used its best efforts to obtain shareholder approval or (b) San Benito shall have entered into an agreement to effect a Third Party Transaction (as defined in Section 9.02(i) herein) within twelve (12) months from the date of this Agreement, San Benito shall pay to Pacific within ten (10) business days after such termination (y) a termination fee of $1,650,000, and (z) all documented fees and expenses of Pacific related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to San Benito by Pacific within five (5) business days after termination, shall not exceed $150,000) ; or

            (b) this Agreement is terminated by San Benito because of a Third Party Transaction (as defined in Section 9.02(i) herein), San Benito shall pay to Pacific within ten


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



      (10) business days after such termination (y) a termination fee of $1,650,000, and (z) all documented fees and expenses of Pacific related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to San Benito by Pacific within five (5) business days after termination, shall not exceed $150,000); or

            (c) this Agreement is terminated by San Benito due to the failure of Pacific to perform its obligations pursuant to Section 6.18, Pacific shall pay to San Benito within ten (10) business days after such termination (y) a termination fee of $1,650,000, and (z) all documented fees and expenses of San Benito related to this Agreement and the transactions contemplated hereby (which fees and expenses, as communicated to Pacific by San Benito within five (5) business days after termination, shall not exceed $150,000).

The parties hereto acknowledge that the agreements contained in this Section
9.01 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, San Benito and Pacific would not enter into this Agreement.

      SECTION 9.02 Termination. Subject to any payments as provided in Section 9.01, this Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Date:

            (a) by mutual written agreement between Pacific and San Benito, if the Board of Directors of each party so determines by vote of a majority of the members of its entire Board;

            (b) by either Pacific or San Benito, if the Effective Date has not occurred by the close of business on October 1, 2000, or such later date as may be mutually agreed to by Pacific and San Benito;

            (c) by Pacific, if there has been a Material Adverse Change with respect to San Benito;

            (d) by San Benito, if there has been a Material Adverse Change with respect to Pacific.

            (e) by either Pacific or San Benito, by written notice to the other, if the other has breached any of its covenants in Article V or Article VI of this Agreement, as the case may be, in any material respect and has failed to correct or cure any such breach within twenty (20) business days after notice thereof is given by the nonbreaching party;

            (f) by either Pacific or San Benito, by written notice to the other, if any representation or warranty given or made by such other party in this Agreement or in any schedule or other document delivered by such other party in accordance with the terms of this Agreement, is or becomes untrue or incorrect in any material respect and is not corrected within twenty (20) business days after written notice thereof is given by the party terminating this Agreement to the party giving or making such representation or warranty, provided that any such notice shall be delivered promptly upon discovery of the breach;



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



            (g) by either Pacific or San Benito, if (i) any of the transactions contemplated by this Agreement or the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions, (ii) any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable, or (iii) either San Benito or Pacific reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement;

            (h) by Pacific or San Benito, if the Merger Agreement is not approved by the required vote of shareholders of San Benito;

            (i) by San Benito, by written notice to Pacific, if (i) a proposal for a Third Party Transaction (as defined below) involving San Benito has been made or received and the Board of Directors of San Benito determines, in the exercise of its good faith judgment (based on written advice of independent legal counsel) that such termination is required in order for San Benito's Board of Directors to comply with its fiduciary duties to San Benito's shareholders, or (ii) following receipt by San Benito of a proposal for a Third Party Transaction, the Board of Directors of San Benito shall have altered its determination to recommend that the shareholders of San Benito approve this Agreement, the Merger Agreement and/or the Merger or shall have failed to proceed to hold the San Benito Shareholders' Meeting to approve this Agreement, the Merger Agreement and/or the Merger, in either case of which San Benito shall give Pacific prompt written notice of its election to terminate this Agreement pursuant to this Section 9.02(i).

            For purposes of this Section 9.02(i), a "Third Party Transaction" shall include (i) any successful tender offer for more than 50% of the outstanding shares of San Benito, (ii) any merger or consolidation of San Benito with or into any entity other than Pacific or an affiliate of Pacific, (iii) any sale of all or substantially all of the assets of San Benito, (iv) any reorganization of San Benito or other transaction that results or when completed would result in a disposition of substantially all of the assets of San Benito, or (v) the issuance, sale or disposition of securities representing 50% or more of the common stock of San Benito;

            (j)   by Pacific pursuant to the terms of Section 1.13 hereof;

            (k)   by Pacific pursuant to the terms of Section 5.15(b) hereof;

            (l) by San Benito, if the average of the average closing bid and asked price of a share of Pacific Common Stock as reported on Nasdaq for the twenty (20) business day period immediately preceding the fifth (5th) business day prior to the Closing Date (the "Pacific Average Price") shall be less than $25.00 (which number shall be appropriately adjusted to give effect to any Share Adjustment relative to shares of Pacific Common Stock); provided, however, that if the Pacific Average Price shall be less than $25.00, San Benito and Pacific shall attempt in good faith to renegotiate the Exchange Ratio, subject to existing


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



      market conditions. Should the parties fail to so renegotiate the Exchange Ratio within three (3) business days after determination of the Pacific Average Price, San Benito may terminate this Agreement pursuant to this
      Section 9.02(l); or

            (m) by San Benito, if San Benito shall not have received an unqualified written opinion from its investment advisor, dated as of the mailing of the Proxy Statement/Prospectus, to the effect that the Merger Consideration is fair to the shareholders of San Benito from a financial point of view.

      SECTION 9.03 Notice of Termination. The power of termination provided for by Section 9.02 hereof may be exercised only by a notice given in writing, as provided in Section 12.05 of this Agreement.

      SECTION 9.04 Effect of Termination. Without limiting any other relief to which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.02 hereof, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except for (a) liability of a party pursuant to Section 9.01 hereof, and (b) the provisions of
Article XI hereof shall remain applicable.


                                  ARTICLE X.
                 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES

      SECTION 10.01 Nonsurvival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive Closing.


                                  ARTICLE XI.
                           CONFIDENTIAL INFORMATION

      SECTION 11.01 Definition of "Recipient," "Disclosing Party," "Representative" and "Person". For purposes of this Article XI, the term "Recipient" shall mean the party receiving the Subject Information (as defined in Section 11.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (1) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and
(2) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article XI shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

      SECTION 11.02 Definition of "Subject Information". For purposes of this
Article XI, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and


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



whether or not identified as being nonpublic, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (i) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (ii) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (iii) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

      SECTION 11.03 Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (i) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants and attorneys) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (ii) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

      SECTION 11.04 Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

      SECTION 11.05 Return of Subject Information. In the event of termination of this Agreement or the Merger Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

      SECTION 11.06 Specific Performance/Injunctive Relief. Each Recipient acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article XI of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or


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injunctive relief against the breach or threatened breach of Article XI of this
Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article XI of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.


                                 ARTICLE XII.
                                 MISCELLANEOUS

      SECTION 12.01 Brokerage Fees and Commissions.

      (a) Pacific hereby represents to San Benito that, except as set forth on
Schedule 12.01(a), no agent, representative or broker has represented Pacific or any or all of the shareholders in connection with the transactions described in this Agreement. San Benito shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of Pacific or any shareholder of Pacific, and Pacific hereby agrees to indemnify and hold San Benito harmless for any amounts owed to any agent, representative or broker of Pacific or any shareholder of Pacific.

      (b) San Benito hereby represents to Pacific that, except as set forth on
Schedule 12.01(b), no agent, representative or broker has represented San Benito or any or all of the shareholders in connection with the transactions described in this Agreement. Pacific shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of San Benito or any shareholder of San Benito, and San Benito hereby agrees to indemnify and hold Pacific harmless for any amounts owed to any agent, representative or broker of San Benito or any shareholder of San Benito.

      SECTION 12.02 Entire Agreement. This Agreement and the other agreements, documents, schedules, exhibits and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

      SECTION 12.03 Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

      SECTION 12.04 Severability. In the event that any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

      SECTION 12.05 Notices. Any and all payments (other than payments at the Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (a) in the case of personal delivery, telex or facsimile transmission, when received; (b) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (c) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 12.05. All communications must be in writing and addressed as follows:

            IF TO SAN BENITO:

                  San Benito Bank
                  300 Tres Pinos Road
                  Hollister, California 95023
                  Telecopy:   (831) 637-8091
                  Attention:  Mr. Edward T. Stephenson,
                              President and Chief Executive Officer

            WITH A COPY TO:

                  R. Brent Faye, Esq.
                  Lillick & Charles LLP
                  2 Embarcadero Center
                  Suite 2700
                  San Francisco, California 94111
                  Telecopy:   (415) 984-8300

            IF TO PACIFIC:

                  Pacific Capital Bancorp


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



                  200 East Carrillo Street
                  Suite 300
                  Santa Barbara, California 93101
                  Telecopy:   (805) 882-3888
                  Attention:  Mr. David W. Spainhour,
                              President and Chief Executive Officer

            WITH A COPY TO:

                  Charles E. Greef, Esq.
                  Scott J. Luedke, Esq.
                  Jenkens & Gilchrist,
                  a Professional Corporation
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas  75202-2799
                  Telecopy:   (214) 855-4300

      SECTION 12.06 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. VENUE FOR ANY CAUSE OF ACTION ARISING FROM THIS AGREEMENT SHALL LIE IN SANTA BARBARA, CALIFORNIA.

      SECTION 12.07 Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

      SECTION 12.08 Certain Definitions.

            A. "Affiliate" means, with respect to any person or entity, any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

            B. "Subsidiary" means, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.



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



            C. "Material Adverse Change" means any material adverse change (excluding the occurrence of expenses in connection with the Merger) since December 31, 1998 in the business, results of operations, condition (financial or otherwise), assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves of San Benito or Pacific, as the case may be, and their respective Subsidiaries taken as a whole, and specifically includes, without limitation, with respect to San Benito, any change that reduces the tangible shareholders' equity of San Benito below $17,500,000, or, with respect to Pacific, any change that reduces the tangible shareholders' equity of Pacific below $225,000,000.

            D. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended ("SWDA," also known as "RCRA" for a subsequent amending act), (b) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA"), (c) the Clean Water Act, 33 U.S.C. ss.1251 et seq., as amended ("CWA"), (d) the Clean Air Act, 42 U.S.C. ss.7401 et seq., as amended ("CAA"), (e) the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., as amended ("TSCA"), (f) the Emergency Planning and Community Right to Know Act, 15 U.S.C. ss.2601 et seq., as amended ("EPCRKA"), and (g) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as amended.

            E. "Hazardous Material" means, without limitation, (a) any "hazardous wastes" as defined under RCRA, (b) any "hazardous substances" as defined under CERCLA, (c) any toxic pollutants as defined under CWA,
      (d) any hazardous air pollutants as defined under CAA, (e) any hazardous chemicals as defined under TSCA, (f) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (g) asbestos, (h) polychlorinated biphenyls, (i) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (j) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal. Notwithstanding the foregoing, "Hazardous Material" shall not include materials employed in normal consumer or office uses, such as gasoline, lubricants, printing materials, cleaners, disinfectants, pesticides, building materials, fluorescent lights and ballasts, batteries and refrigerants, as long as such materials are used and stored only in quantities typical of consumer and office uses.

            F. "Pacific Employee Benefit Plans" mean all "employee benefit plans" (as defined in ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust,


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



      escrow or other agreement related thereto, which (a) is maintained or contributed to by Pacific or any Pacific Subsidiary, or with respect to which Pacific and the Pacific Subsidiaries has any liability, and (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of Pacific or any Pacific Subsidiary, or the dependents of any such person, regardless of whether funded.

      SECTION 12.09 Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

      SECTION 12.10 Attorneys' Fees and Costs. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

      SECTION 12.11 Rules of Construction. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

      SECTION 12.12 Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 12.12 shall be void and of no effect.

      SECTION 12.13 Public Disclosure. Neither Pacific nor San Benito will make, issue or release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement; provided, however, that notwithstanding the foregoing, Pacific and San Benito will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or which may be necessary to obtain regulatory approval for the transactions contemplated hereby.

      SECTION 12.14 Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section 12.05 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 12.05 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

      SECTION 12.15 Amendments. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of Pacific and San Benito at any time before or after adoption of this Agreement by the shareholders of San Benito but, after any submission of this Agreement to the shareholders of San Benito for approval, no amendment shall be made that (i) decreases the Merger Consideration to be paid for the San Benito Common Stock as set forth in Section 1.04 or (ii) materially and adversely affects the rights of the shareholders of San Benito hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.




                             [Signatures Follow]

      IN WITNESS WHEREOF, Pacific and San Benito have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                    PACIFIC CAPITAL BANCORP,
                                    a California corporation


                                    By:     /s/ David W. Spainhour

                     David W. Spainhour, President and Chief
                                          Executive Officer

                                    and


                                    By:     /s/ Clayton C. Larson

                                          Clayton C. Larson, Vice Chairman


                                    SAN BENITO BANK,
                                    a California banking corporation


                                    By:     /s/ Gerald T. McCullough

                   Gerald T. McCullough, Chairman of the Board

                                    and


                                    By:     /s/ Edward T. Stephenson

                       Edward T. Stephenson, President and
                                          Chief Executive Officer

                                 Exhibit 10.1

                       SAN BENITO STOCK OPTION AGREEMENT


      This STOCK OPTION AGREEMENT, dated as of February ___, 2000
(the"Agreement"), is by and between SAN BENITO BANK, a California banking corporation ("Issuer"), and PACIFIC CAPITAL BANCORP, a California corporation and registered bank holding company (including any successor in interest, "Grantee").

      WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Reorganization dated as of February 3, 2000 (the "Reorganization Agreement") providing for, among other things, the merger of Issuer with a wholly owned subsidiary of Grantee (the "Merger"); and

      WHEREAS, as a condition and inducement to Grantee's execution of the Reorganization Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

1 . Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement.

2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 525,000 shares (the "Option Shares") of common stock of Issuer, no par value ("Issuer Common Stock"), at a purchase price per Option Share (the "Purchase Price") equal to $19.00; provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.5% of the Issuer's issued and outstanding shares of Common Stock. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Purchase Price are subject to adjustment as herein set forth.

3.      Exercise of Option.

      (a) Provided that (i) Grantee shall not be in material breach of the agreements or covenants contained in this Agreement or the Reorganization Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of the Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time, but only following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force or effect upon the earlier to occur of (A) the Effective Time of the Merger, (B) the termination of the Reorganization Agreement in accordance with the terms thereof before the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below) other than a termination of the Reorganization Agreement by Grantee pursuant to Sections 9.02(e), 9.02(f) or 9.02(m) of the Reorganization Agreement (a "Default Termination"); (C) the close of business on the 365th day after the occurrence of a Default Termination; and (D) the close of business on the 365th day after termination of the Reorganization Agreement (other than by reason of a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event (hereinafter sometimes referred to as the "Termination Date"); provided that any purchase of Option Shares upon the exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956 (the "BHCA"), and any other required consent of any regulatory authority. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

      (b) As used herein, a "Purchase Event" means any of the following events:

              (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) any tender offer for more than 50% of the outstanding shares of Issuer, (B) any merger or consolidation of Issuer with or into any entity other than Grantee or a subsidiary of Grantee, (C) any sale of all or substantially all of the assets of Issuer, (D) any reorganization of Issuer or other transaction that results or when completed would result in a disposition of substantially all of the assets of Issuer, or (E) the issuance, sale or other disposition of shares representing more than 50% of the shares of Issuer.

              (ii)any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange
        Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of more than 50% of the shares of Issuer.

            (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

            (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control more than 50% of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively); or

            (ii) the holders of Issuer Common Stock shall not have approved the Reorganization Agreement in accordance with all applicable law, the Articles of Incorporation or Bylaws of the Issuer or any other agreement or, contract or law to which such holders of Issuer Common Stock are subject, including, if applicable, but not limited to, at the meeting of such shareholders held for the purpose of voting on the Reorganization Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Reorganization Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's

        Board of Directors with respect to the Reorganization Agreement, in each case, after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or
        (C) filed an application (or given a notice), whether in draft or final form, under applicable banking or corporate law or any other applicable law, including, without limitation, the BHCA, the Bank Merger Act, as amended, or the change in Bank Control Act of 1978, as amended, seeking approval to engage in an Acquisition Transaction; or

            (iii) any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

            (iv) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Reorganization Agreement terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Reorganization Agreement and such breach would entitle Grantee to terminate the Reorganization Agreement under Article IX thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Reorganization Agreement); or

            (v) any person (other than Grantee or any subsidiary of Grantee), other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any regulatory authority for approval to engage in an Acquisition Transaction.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

      (e) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) subject to the next sentence, a place and date not earlier than three (3) business days nor later than fifteen
(15) business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or consent of any regulatory authority is required in connection with such purchase, then, notwithstanding the prior occurrence of the Termination Date, the Closing Date shall be extended for such period (not to exceed 120 days) as shall be necessary to enable such prior notification or consent to occur or to be obtained (and the expiration of any mandatory waiting period). Issuer shall cooperate with Grantee in the filing of any applications or documents necessary to obtain any required consent or in connection with any required prior notification and the Closing shall occur immediately following receipt of such consent (or the filing of any such prior notification and the expiration of any mandatory waiting periods).

4.      Payment and Delivery of Certificates.

      (a) On each Closing Date, Grantee shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified herein.

      (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) above, (i) Issuer shall deliver to Grantee (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, a new Stock Option Agreement, executed by Issuer, with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

      (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF FEBRUARY ___, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificates without such legend if Grantee shall have delivered to Issuer an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

      (d) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Grantee shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Grantee. Issuer shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Grantee or its assignee, transferee, or designee.

      (e) Issuer agrees (i) that it shall at all times maintain, free from pre-emptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by amendment to its Articles of Incorporation or Bylaws or through. reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including in the event, under any federal or state law, prior notice to or consent of any regulatory authority is necessary before the Option may be exercised cooperating fully with Grantee in preparing any required application or notice and providing such information to such regulatory authority as such regulatory authority may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

      (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

      (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 of this Agreement upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to
Section 7 of this Agreement, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive right of any shareholder of Issuer.

      (c) No Violation. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the Articles of Incorporation or Bylaws of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or its properties or assets which violation would have a Material Adverse Effect on the Issuer.

6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

      (a) Due Authorization. Grantee has all requisite corporate power and authority to enter to this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

      (b) Purchase Not for Distribution. This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

7. Adjustment upon Changes in Capitalization, etc.

      (a) In the event of any change in Issuer Common Stock by reason of a stock dividend stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Grantee shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, the Option, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.5% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

      (b) In the event that, prior to the Termination Date, Issuer shall enter in an agreement:

            (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger;

            (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer where Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or

            (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that, upon the consummation of any such transaction and upon the terms and conditions set forth herein, the Option, notwithstanding the fact that as of the date of consummation of such transaction the Termination Date shall have occurred, shall be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such entity being referred to as the "Substitute Option Issuer").

      (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, because of the applicability of any law or regulation, have the exact terms as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of each share of Substitute Common Stock subject to the Substitute Option (the "Substitute Purchase Price") shall be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

        (e) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with respect to which Issuer is one of the parties (if other than Issuer), (y) the Issuer in a consolidation or merger or in which the Issuer is the continuing or surviving corporation, and (z) the transferee of all or any substantial part of the Issuer's assets.

              (ii)"Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, or (z) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) within the six-month period immediately preceding the agreement described in Section 7(b) above; provided, however, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event a Tender Offer or Exchange Offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Grantee.

             (iii)"Average Price" shall mean the average last sales price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, as quoted on any national securities exchange (including the NASDAQ National Market System), and if the Substitute Common Stock is not quoted on any such national securities exchange, the average of the bid price for the one year period described above, as quoted on the principal trading market or securities exchange on which such Substitute Common Stock is traded, as reported by a recognized source, as chosen by Grantee, but in no event higher than the last sales price or closing price or the bid price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

            (iv) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon the exercise of the Substitute Option.

      (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.5% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.5% of the aggregate of the shares of the Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the amount of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) in excess of (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee.

      (g) Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all of the obligations of Issuer hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguished from or have lesser economic value (other than any diminution resulting from the fact that the Substitute Common Stock is "restricted securities" within the meaning of Rule 144 under the Securities Act) than other shares of common stock issued by the Substitute Option Issuer).

      (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price," and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price," and "Substitute Common Stock," respectively.

8.    Repurchase at the Option of Grantee.

      (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Grantee at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending at the close of business 365 days thereafter, Issuer shall repurchase from Grantee the Option and all shares of Issuer Common Stock purchased by Grantee pursuant hereto with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

            (i) the aggregate Purchase Price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to complete or partial exercise of the Option with respect to which Grantee then has beneficial ownership;

            (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

            (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

      (b) If Grantee exercises its rights under this Section 8, Issuer shall, within ten (10) business days after the Request Date, pay the Section 8 Repurchase Consideration to Grantee in immediately available funds, and contemporaneously with such payment Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or consent of any regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, or Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify Grantee and thereafter deliver from time to time, and as permitted by applicable law or regulation, that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying within five business days after the date on which Issuer is no longer prohibited; provided, however, that if Issuer at any time is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Grantee the Section 8 Repurchase Consideration, in full (and Issuer hereby undertakes to use its best efforts to obtain all required consents of regulatory authorities and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Grantee may, at its option, revoke its request that Issuer repurchase the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Grantee that portion of the Section 8 Repurchase Consideration that Issuer is not prohibited from delivering; and (ii) deliver, to the Grantee either (A) a new Stock Option Agreement evidencing the right of Issuer to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Section 8 Repurchase Consideration less the portion thereof theretofore delivered to the Grantee and the denominator of which is the Section 8 Repurchase Consideration, or (B) a certificate for the Option Shares it is then prohibited from repurchasing.

      Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the Termination Date of this Option pursuant to Section 3(a) of this Agreement.

      (c) For purposes of this Agreement, the "Applicable Price" means the highest of: (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) below; (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) above; or (iii) the highest last sales price per share of Issuer Common Stock quoted on any national securities exchange (including the NASDAQ - National Market System) (or if Issuer Common Stock is not quoted on any such national securities exchange, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Grantee) during the sixty (60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

      (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule l3d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 50% of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

9.    Registration Rights.

      (a) Demand Registration Rights. If Issuer or any successor in interest to Issuer (including any holding company of Issuer) is or shall become subject to the registration requirements of the Securities Act of 1933, as amended, Issuer (including any such successor or holding company of Issuer) shall, subject to the conditions of subparagraph
(c) below, if requested by Grantee, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee in such request, including without limitation a "shelf'" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

      (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Grantee (and any permitted transferee) of its intention to do so and, upon the written request of Grantee (or any such permitted transferee of Grantee) given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Grantee (or such permitted transferee)), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that the Issuer may elect not to cause all of the shares for which the Grantee has requested participation in such registration to be registered and included in such underwritten public offering if the underwriters, for good business reasons and in good faith, object to such inclusion.

      (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, Issuer shall not be required to register Option Shares under the Securities Act pursuant to subparagraph (a) above:

              (i) prior to the earliest of (a) termination of the Reorganization Agreement, and (b) a Purchase Event or a Preliminary Purchase Event;

              (ii)on more than two occasions;

              (iii)more than once during any calendar year; and

              (iv)within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the holder or holders of the Option Shares concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested.

      In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of 180 days from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares.

      (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all of its expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses, legal expenses, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above; provided, however, that fees and expenses of counsel to the Grantee and any other expenses incurred by the Grantee in connection with such registration shall be borne by the Grantee.

      (e) Indemnification. In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the holder of the Option Shares, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such holder of the Option Shares, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

      Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

      If the indemnification provided for in this subparagraph (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the holders of the Option Shares be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

      In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each holder of any Option Shares (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

      (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the holder thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time. Issuer shall at its expense provide the holder of any Option Shares with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

      (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Grantee harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on any national securities exchange (including the NASDAQ National Market System) or any securities exchange, Issuer, upon the request of Grantee, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on any such national securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of. like tenor and date.


12.   Limitation on Total Profit.

      (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 12(b) hereof) with respect to this Agreement exceed $2,500,000 and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common subject to the Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee in exchange for the Purchase Price with respect to such Option Shares, or (iii) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $2,500,000 after taking into account the foregoing actions.

      (b) As used herein, the term "Total Profit" shall mean the aggregate amount (after taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof, (ii)(x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less (y) Grantee's purchase price for such Option Shares, and (iii) any equivalent amount with respect to the Substitute Option.

13.   Miscellaneous.

      (a) Expenses. Except as otherwise provided in Section 9 of this Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision if such waiver is in writing. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      (c) Entire Agreement; No Third Party Beneficiary; Severability. This Agreement, together with the Reorganization Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7 and as limited pursuant to Section 12), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

      (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law rules.

      (e) Descriptive Heading. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or a such other address for a party as shall be specified by like notice):

      IF TO ISSUER TO:

                  San Benito Bank
                  300 Tres Pinos Road
                  Hollister, California 95023
                  Telecopy: (831) 637-8091
                  Attention:  Mr. Edward T. Stephenson,
                              President and Chief Executive Officer
      WITH A COPY TO:

                  Mr. R. Brent Faye
                  Lillick & Charles LLP
                  2 Embarcadero Center
                  Suite 2700
                  San Francisco, California 94111
                  Telecopy: (415) 984-8300

      IF TO GRANTEE TO:

                  Pacific Capital Bancorp
                  200 East Carrillo Street
                  Suite 300
                  Santa Barbara, California 93101
                  Telecopy: (805) 882-3888
                  Attention:  Mr. David W. Spainhour,
                              President and Chief Executive Officer

      WITH A COPY TO:

                  Mr. Charles E. Greef
                  Mr. Scott J. Luedke
                  Jenkens & Gilchrist,
                  a Professional Corporation
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas  75202-2799
                  Telecopy:  (214) 855-4300

      (g) Counterparts. This Agreement and any amendments hereto may be executed in multiple counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

      (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

      (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.




                              [Signatures Follow]

      IN WITNESS WHEREOF, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                    SAN BENITO BANK,
                                    a California banking corporation


                                    By:     /s/ Gerald T. McCullough
                   Gerald T. McCullough, Chairman of the Board

                               and


                                    By:     /s/ Edward T. Stephenson

                       Edward T. Stephenson, President and
                                          Chief Executive Officer


                                    PACIFIC CAPITAL BANCORP,
                                    a California corporation


                                    By:     /s/ David W. Spainhour

                     David W. Spainhour, President and Chief
                                          Executive Officer

                              and


                                    By:     /s/ Clayton C. Larson

                                          Clayton C. Larson, Vice Chairman

                                 Exhibit 99.1

                              Contact:          Clay Larson (Monterey)
                                                (831) 373-4900
                                                Vern Horton (Salinas)
                                                (831) 757-4900
                                                Ed Stephenson (Hollister)
                                                (831) 638-3349
                                                Tom Thomas (Santa Barbara)
                                                (805) 564-6216

                           Pacific Capital Bancorp
                         Signs Merger Agreement With
                               San Benito Bank

      Salinas, California, February 3, 2000 - Pacific Capital Bancorp (Nasdaq:SABB), holding company for First National Bank of Central California, its affiliate South Valley National Bank, and Santa Barbara Bank & Trust, announced today that it has signed a merger agreement with Hollister, California-based San Benito Bank (OTC BB:SABH).

      The acquisition presents a significant opportunity for in-market savings and is expected to be accretive to Pacific Capital Bancorp earnings within the first full year of operation. It will be accounted for under the pooling of interests method of accounting for business combinations. Under the terms of the agreement, each outstanding share of San Benito Bank common stock will be converted into the right to receive .605 shares of Pacific Capital Bancorp common stock. Based on the closing price of Pacific Capital Bancorp common stock on Thursday, February 3, of $30 per share, the transaction is valued at $51.8 million, representing 2.80 times San Benito Bank's book value at December 31, 1999, and 22.9 times the bank's 1999 earnings. The transaction, which is subject to regulatory approval and the approval of San Benito Bank shareholders, is expected to close during the second quarter of 2000.

      San Benito Bank operates three offices in San Benito County, in the communities of Hollister and San Juan Bautista, and an office in Gilroy, in Santa Clara County. Pacific Capital Bancorp is the parent of a 37-office community bank network serving customers in six Central Coast counties. First National Bank of Central California maintains branches in Monterey, Salinas (2), Carmel, Watsonville, and Soledad. Offices in Gilroy, Morgan Hill, Hollister and San Juan Bautista operate under the name South Valley National Bank. Santa Barbara Bank & Trust operates 27 offices in Santa Barbara and West Ventura counties.

      At December 31, 1999, San Benito Bank reported net income of $2.26 million and assets of $201 million. Pacific Capital Bancorp reported record earnings of $44.3 million, and assets of $2.78 billion at year-end 1999.

      "This is a very natural and timely combination of community banks which have similar philosophies on serving their customers and communities," said Clayton C. Larson, Vice Chairman of Pacific Capital Bancorp and President of First National Bank of Central California. "San Benito Bank's commitment to 'Community Banking at its Best' is a perfect fit with our dedication to legendary service to the customers and communities we serve. Bringing this organization into the Pacific Capital Bancorp network of community banks is an excellent next growth step for us as we continue to position ourselves as the bank of choice along the Central Coast."

      "We are very enthusiastic about our alliance with Pacific Capital Bancorp," said Gerald T. McCullough, Chairman of the Board of San Benito Bank, which has served its local markets since 1984. "Our board considered a number of possible affiliations and, after careful review, unanimously concluded that joining the Pacific Capital Bancorp community bank network offers the best opportunity for our bank, our community and our shareholders. The current market for our stock is not very active, and we feel that our shareholders will benefit from owning stock in a company with greater market liquidity and a favorable dividend policy."

       "As the pressures on community banks increase, it is imperative for those organizations that strive to continue serving their markets with superior service to align with other institutions that share their operating philosophy," said Edward T. Stephenson, President & Chief Executive Officer of San Benito Bank. "Our alliance with Pacific Capital Bancorp will allow us to preserve the name and identity of San Benito Bank."

      Stephenson will remain President of San Benito Bank, which will become an affiliate of First National Bank of Central California. One member of the San Benito Bank board will be nominated for election to the Pacific Capital Bancorp board of directors at the company's annual shareholders' meeting in 2001, and additional members of the current board of San Benito Bank will join the board of First National Bank of Central California following the close of the transaction.

      "We intend to maintain the high level of service that San Benito Bank customers have come to expect from their financial institution," said Vernon Horton, Vice Chairman of Pacific Capital Bancorp and Chairman of the Board of First National Bank of Central California, "which includes the local leadership, authority and decision making that sets community banks apart from their larger competitors. Additionally, we are looking forward to providing our new customers with some exciting new banking products and services which they've not had before, including trust and investment services, international banking, trade finance, and the largest proprietary ATM network on the Central Coast.

      "Overall," said Horton, "we believe that the alliance between these highly-respected community banks will result in the best of both worlds for our customers - all the products and services of a big bank, delivered with the same personalized high quality service our customers have come to expect from their local banker."

      This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan growth, improved credit quality and certain operating efficiencies resulting from the integration of combined operations. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged; and (5) other risks detailed in the Pacific Capital Bancorp reports filed with the Securities and Exchange Commission.

      This press release does not constitute an offer of any securities for sale. Pacific Capital Bancorp will file a registration statement on Form S-4 with the Securities and Exchange Commission in connection with the securities of Pacific Capital Bancorp to be offered and issued to shareholders of San Benito Bank in the proposed transaction. The registration statement will include a prospectus/proxy statement which will be sent to shareholders of San Benito Bank seeking their approval of the proposed transaction. When filed, the registration statement can be obtained free of charge at the Internet World Wide Website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                 Exhibit 99.2

FOR IMMEDIATE RELEASE
                                January 20, 2000

                             PACIFIC CAPITAL BANCORP
                                 ANNOUNCES 1999
                                 RECORD EARNINGS

         Santa Barbara, Calif. -- Pacific Capital Bancorp (Nasdaq: SABB) today announced record net income of $44.3 million for 1999, and fourth quarter 1999 record net income of $10.8 million, marking the 17th consecutive quarter in which the Company achieved higher earnings than in the comparable quarter of the prior year. The Company's record earnings during the first year following its merger are a strong validation of its ability to achieve real growth in its markets along the Central Coast.

         Excluding the costs absorbed in the fourth quarter of 1998 in connection with the merger between Santa Barbara Bancorp and the former Pacific Capital Bancorp, pro forma net income for 1998 would have been $37.9 million for the year and $9.0 million for the fourth quarter. Net income for 1999 and for the fourth quarter of the year significantly exceeded these pro forma amounts by 16.8% and 19.9%, respectively. Diluted earnings per share in 1999 were $0.43 for the fourth quarter and $1.79 for the year, increases of 16.2% and 15.5% respectively over pro forma earnings per share without the impact of the merger-related costs for the comparable periods of 1998.

         For the fourth quarter 1999, the Company's return on average equity and return on average assets were 18.50% and 1.52%, respectively, compared to 16.28% and 1.38% (pro forma), respectively, for the fourth quarter of 1998. For the twelve months ended December 31, 1999, Pacific Capital Bancorp's return on average equity and return on average assets were 19.44% and 1.59%, respectively, compared to 18.18% and 1.53% (pro forma), respectively, for the twelve months ended December 31, 1998.

         "Our earnings for 1999 represent substantial growth, even when you compare net income for 1999 to the prior year, exclusive of 1998 merger-related expenses," said David W. Spainhour, President & Chief Executive Officer of Pacific Capital Bancorp. "From the beginning, we committed that we would not allow the challenges of our merger to distract us from our focus on generating a strong return for our shareholders. Throughout the process, we never lost sight of that responsibility, which enabled us to produce record earnings for the fourth quarter and for the year.

         "We believe that this significant financial achievement in the first year of our partnership demonstrates the Company's long-term potential to generate strong revenues," said Spainhour. "During the year, we completed two very time and cost-intensive projects related to information technology, our conversion to a single operating system, and preparing for the century date change. We dedicated appropriate resources to ensure the success of both critical projects, while remaining focused on what we do best: providing our customers with the breadth of product and exceptional customer service that differentiates our banks in their respective markets.

         "Staying focused on our customers enabled our community banks to continue their strong growth during 1999, despite challenges which might have detracted from our mission," said Spainhour. "With those projects now successfully behind us, we are looking forward to focusing our full attention on leveraging the tremendous resources of our network and being the community bank of choice along the Central Coast."

         Results during all of 1999 were favorably impacted by loan growth and a lower cost of funds compared to 1998. According to Spainhour, loan demand has continued to exceed expectations, driving an increase in loans during 1999 of $399 million or 25.2%, a trend that is expected to continue into 2000. The higher proportion of loans in the Company's asset mix resulted in an improvement of the net interest margin to 5.74% for 1999, compared with 5.65% for 1998.

         The Company's ratio of nonperforming assets to total assets decreased to 0.49% at December 31, 1999, down from 0.52% at September 30, 1999, evidencing a stable trend in credit quality.

         In keeping with its stated intent to distribute 35%-40% of earnings to shareholders, the Board of Directors declared a quarterly cash dividend of $0.18 per share, payable February 15, 2000, to shareholders of record January 25, 2000.

         Pacific Capital Bancorp is the parent company of Santa Barbara Bank & Trust, First National Bank of Central California and its affiliate South Valley National Bank, a 37-branch community banking network serving customers in six Central Coast counties. Santa Barbara Bank & Trust serves customers from 27 offices throughout Santa Barbara and West Ventura counties. First National Bank maintains offices in Monterey, Salinas (2), Carmel, Watsonville, and Soledad. Offices in Gilroy, Morgan Hill, Hollister, and San Juan Bautista operate under the name South Valley National Bank. The Company's subsidiary banks also offer a complete menu of trust and investment management services from the only self-contained, full-service trust company located between San Jose and Los Angeles, and offer the largest ATM network along the Central Coast.

         This press release contains forward-looking statements with respect to the financial conditions, results of operations and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan growth and improved credit quality in 2000 .These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) unanticipated difficulties arise related to modifying or replacing critical systems to address the Century Date Change subsequent to the event; (3) changes in the interest rate environment reduce interest margins; (4) general economic conditions, internationally, nationally or in the State of California, are less favorable than expected; and (5) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged.



For Information Contact:

David W. Spainhour,                                  (805) 564-6345
President & Chief Executive Officer

William S. Thomas, Jr.                               (805) 564-6216
Vice Chairman & Chief Operating Officer

PACIFIC CAPITAL BANCORP Summary Financial Data (Unaudited) (In thousands except per share earnings):

                                                          For the Three-Month
                                 For the Year Ended         Periods Ended
                                   December 31,              December 31,
                                 1999         1998         1999         1998
Interest income from:
  Loans                       $164,572     $138,537      $42,963      $35,536
  Securities                    43,145       45,350       10,750       11,377
  Federal funds sold and
    resell agreements            3,590        8,653          199        2,638
  Bankers' acceptances and
    commercial paper               336        1,099           --          120
      Total interest income    211,643      193,639       53,912       49,671
Interest expense on:
  Deposits                      61,300       64,770       16,136       16,320
  Federal funds purchased and
    repurchase agreements        1,743        1,098          691          350
  Other borrowed funds           4,813        2,245        1,436          559
      Total interest expense    67,856       68,113       18,263       17,229
Net interest income            143,787      125,526       35,649       32,442
Provision for loan losses        6,375        9,123        1,023        1,095
  Net interest income after
    provision for loan losses  137,412      116,403       34,626       31,347
Other operating income:
  Service charges on deposits    8,911        8,660        2,290        2,199
  Trust fees                    13,095       11,676        3,402        2,944
  Other service charges,
    commissions and fees, net   18,624       16,602        3,281        2,808
  Net (loss) gain on
    securities transactions       (286)         214           --            5
  Other operating income         1,274        1,069          322          407
       Total other income       41,618       38,221        9,295        8,363
Other operating expense:
  Salaries and benefits         51,645       49,278       13,394       12,562
  Net occupancy expense          9,362        8,160        2,553        1,911
  Equipment expense              6,254        6,965        1,836        2,293
  Other expense                 43,128       41,679       10,327       19,102
       Total other
         operating expense     110,389      106,082       28,110       35,868
Income before income taxes      68,641       48,542       15,811        3,842
Income taxes                    24,367       18,975        5,036        2,430
    Net income                $ 44,274     $ 29,567      $10,775      $ 1,412

Earnings per share - basic       $1.81        $1.24        $0.44        $0.06
Earnings per share - diluted     $1.79        $1.21        $0.43        $0.06

Average shares for
  basic earnings per share      24,417       23,886       24,528       24,171
Average shares for
  diluted earning per share     24,790       24,447       24,893       24,627

Taxable Equivalent Adjustment   $5,775       $5,737       $1,580       $1,457
Average Earning Assets
  (excl of FAS 114
   market value adj.)       $2,605,041   $2,320,985   $2,650,151   $2,449,942

Net interest margin
  (tax-equivalent)               5.74%        5.65%        5.62%        5.53%

Average Assets              $2,787,824   $2,477,702   $2,843,916   $2,611,617
Average Equity                $227,738     $208,387     $232,962     $220,795


                                             As of           As of
                                            12/31/99         12/31/98

Selected Balance Sheet Accounts:
Loans                                      $1,981,879      $1,582,781
Assets                                     $2,879,282      $2,649,418
Deposits                                   $2,440,181      $2,329,676
Capital                                    $  234,573      $  214,000

Actual shares
 outstanding at end of period                  24,554          24,209


Nonperforming assets:
  Loans past due 90
     days or more                             $    80          $   78
  Nonaccrual loans                             14,152           8,148
  Total nonperforming loans                    14,232           8,226
  Other real estate owned and
    other foreclosed assets                        --              --
Total nonperforming assets                    $14,232          $8,226

Nonperforming assets as a
    percentage of total assets                   0.49%           0.31%

Allowance for credit losses as
    a percentage of nonper-
    forming loans                                202%            356%


The following data (dollars in millions except per share amounts) compares actual operating results with pro forma results exclusive of the merger-related expenses incurred in the combination discussed in the text of this release.

                                                         For the Three-Month
                                 For the Year Ended         Periods Ended
                                   December 31,              December 30,
                                 1999         1998         1999         1998

Merger-related expenses            --        $11.7           --         $10.8

Net Income:
   Actual                        $44.3       $29.6          $10.8       $ 1.4
   Pro Forma                                 $37.9                      $ 9.0

Operating efficiency ratio:
   Actual                       57.65%        62.1%       60.42%        84.7%
   Pro Forma                                  55.1%                     58.6%

Return on average assets:
   Actual                        1.59%        1.19%        1.52%        0.22%
   Pro Forma                                  1.53%                     1.38%

Return on average equity:
   Actual                       19.44%       14.19%       18.50%        2.56%
   Pro Forma                                 18.18%                    16.28%

Diluted earnings per share:
   Actual                        $1.79        $1.21         $0.43       $0.06
   Pro Forma                                  $1.55                     $0.37